EXHIBIT 10.66

CONTINENTAL TOWERS ASSOCIATES III, LLC

(Mortgagor or Borrower)

to

WELLS FARGO BANK, N.A., as trustee for the registered holders of

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2006-C1,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2006-C1

(Mortgagee or Lender)

This Mortgage, Security Agreement and Fixture Financing Statement

also constitutes a Fixture Financing Statement.

AMENDED AND RESTATED

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

Dated: As of December 29, 2006

PROPERTY LOCATION:

Permanent Tax Identification Numbers: 08-16-100-034, 08-16-100-035, and 08-16-100-036

1701 Golf Road

Rolling Meadows, Cook County, Illinois

DOCUMENT PREPARED BY AND WHEN RECORDED RETURN TO:

WINSTEAD SECHREST & MINICK P.C.

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas 75270

Attention: Christopher T. Nixon, Esq.

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THIS AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (this “Mortgage” or “Security Instrument”), made as of December 29, 2006, by CONTINENTAL TOWERS ASSOCIATES III, LLC, a Delaware limited liability company (“Mortgagor” or “Borrower”), having its principal place of business at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, and to WELLS FARGO BANK, N.A., as trustee for the registered holders of COBALT CMBS COMMERCIAL MORTGAGE TRUST 2006-C1, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1, c/o CWCAPITAL LLC, a Massachusetts limited liability company, having its principal office at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494 (“Mortgagee” or “Lender”).

W I T N E S S E T H:

To secure the payment of (i) the indebtedness evidenced by those certain Amended and Restated Promissory Notes as described below (such Promissory Notes together with all extensions, renewals or modifications thereof hereinafter collectively called the “Note”, and the indebtedness evidenced by the Note hereinafter being referred to as the “Loan”): (A) that certain Promissory Note (singularly, the “Borrower Note”) of even date of this Mortgage, made by Borrower and payable to the order of Lender in the original principal sum of FORTY-ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($41,400,000.00), lawful money of the United States of America, to be paid with interest at a rate per annum of 5.864% and having a maturity date of December 1, 2016 (the indebtedness evidenced by the Borrower Note hereinafter being referred to as the “Borrower Loan”), and (B) that certain Promissory Note (singularly, the “Other Note”) of even date of this Mortgage, made by CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company (“Other Borrower”), and payable to the order of Lender in the original principal sum of SEVENTY-THREE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($73,600,000.00), lawful money of the United States of America, to be paid with interest at a rate per annum of 5.864% and having a maturity date of December 1, 2016 (the indebtedness evidenced by the Other Note hereafter being referred to as the “Other Loan”), and all other sums due hereunder, under the Other Mortgage (hereinafter defined), under the other Loan Documents (hereinafter defined) and under the Note; (ii) any and all future or additional advances (whether or not obligatory) made by Lender to protect or preserve the Security Property or the lien or security interest created hereby on the Security Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Security Property at the time of such advances) together with interest thereon at the Default Interest Rate (as defined in the Note) such advances to be secured to the same extent as if such future advances were made on the date hereof and although there may be no indebtedness outstanding at the time any advance is made; and (iii) ANY AND ALL OTHER INDEBTEDNESS NOW OWING OR WHICH MAY HEREAFTER BE OWING BY BORROWER OR OTHER BORROWER TO LENDER HEREUNDER, UNDER THE OTHER MORTGAGE, UNDER THE NOTE AND THE OTHER LOAN DOCUMENTS, HOWEVER AND WHENEVER INCURRED OR EVIDENCED, WHETHER EXPRESS OR IMPLIED, DIRECT OR INDIRECT, ABSOLUTE OR CONTINGENT, OR DUE OR TO BECOME DUE, AND ALL RENEWALS, MODIFICATIONS, AMENDMENTS,

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RESTATEMENTS, CONSOLIDATIONS, SUBSTITUTIONS, REPLACEMENTS AND EXTENSIONS THEREOF (said indebtedness and interest due under the Note and all other sums due hereunder, under the Other Mortgage, under the Note and the other Loan Documents being hereinafter collectively referred to as the “Debt”). The principal amount of the Debt shall not exceed double the aggregate original principal amount of the Note and the Other Note.

Borrower has mortgaged, given, granted, bargained, transferred, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Lender, the real property described in Exhibit A attached hereto (the “Premises”) and all of Borrower’s right, title and interest to the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and such property, rights, interests and estates hereinafter described are collectively referred to herein as the “Security Property”):

GRANTING CLAUSE ONE

All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

GRANTING CLAUSE TWO

All machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the

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foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment that may be subject to any “security interests” as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Security Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument;

GRANTING CLAUSE THREE

Awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

GRANTING CLAUSE FOUR

All leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the “Leases”) and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, lease termination fees and penalties, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

GRANTING CLAUSE FIVE

All proceeds of and any unearned premiums on any insurance policies covering the Security Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Security Property;

GRANTING CLAUSE SIX

The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Security Property and to commence any action or proceeding to protect the interest of Lender in the Security Property;

GRANTING CLAUSE SEVEN

All accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, management agreements, contract

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rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Security Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Security Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Security Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

GRANTING CLAUSE EIGHT

All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

TO HAVE AND TO HOLD the above granted and described Security Property unto and to the use and benefit of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Borrower represents and warrants to and covenants and agrees with Lender as follows:

PART I

GENERAL PROVISIONS

1.   Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Note and in this Security Instrument. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents including the Note, this Security Instrument and the Other Mortgage now or hereafter executed by Borrower and/or others and by or in favor of Lender, which evidences, secures or guarantees all or any portion of the payments due under the Note or otherwise is executed and/or delivered in connection with the Note and this Security Instrument (the “Loan Documents”) are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

2.            Warranty of Title. Borrower warrants that Borrower has good, marketable and insurable title to the Security Property and has the full power, authority and right to execute, deliver and perform its obligations under this Security Instrument and to deed, encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Borrower possesses fee estate in the Premises and the Improvements and that it owns the Security Property free and clear of all liens, encumbrances

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and charges whatsoever subject only to those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”) and that this Security Instrument is and will remain a valid and enforceable first lien on and security interest in the Security Property, subject only to said exceptions. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

3.	Insurance.

(a)          Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall obtain and maintain during the entire term of this Security Instrument (the “Term”) policies of insurance against loss or damage by fire, lightning, hail, windstorm, explosion, vandalism, malicious mischief, riot, civil commotion, acts of terrorism, burglary and theft, and such perils as are included in a standard “all-risk” endorsement, and against loss or damage by all risks and hazards covered by a standard extended coverage insurance policy. Such insurance shall be in an amount equal to the greater of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, or (ii) the outstanding principal balance of the Loan. The policies of insurance carried in accordance with this Section shall be paid annually in advance and shall contain a “Replacement Cost Endorsement” and no coinsurance or if coinsurance, then an “Agreed Amount Endorsement” with a waiver of depreciation, and shall have a deductible no greater than $25,000; provided, however, that hail, windstorm and storm coverage shall have a deductible of no greater than five percent (5%) of the total amount of damage subject to a $100,000.00 minimum deductible.

(b)          Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the Term the following policies of insurance:

(i)           Flood insurance if any part of the Security Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards in an amount equal to the replacement cost of the Security Property or such other amount to be determined by Lender.

(ii)          Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year with a deductible or self insured retention no greater than $25,000.00. In addition, at least $10,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys’ fee incurred in connection with the ownership, operation and maintenance of the Security Property. Lender shall be named an Additional Insured with respect to all liability coverage.

(iii)        Rental loss and/or business interruption insurance in an amount sufficient to compensate Borrower for all Gross Income from Operations during a period of not less than eighteen (18) months. The amount of such insurance shall be increased from time to time during the Term as and when new Leases and renewal Leases are entered into and the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases. For

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purposes of this Security Instrument, “Gross Income from Operations” shall mean all income, computed on an accrual basis in accordance with generally accepted accounting practices and principles, derived for each full or partial month during the Term from the ownership and operation of the Security Property from whatever source, including, but not limited to, Leases, all guest room revenues, all food, beverage, and merchandise sales receipts, all interest income, if any, rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards, and interest on credit accounts. Gross Income from Operations shall not be diminished as a result of this Security Instrument or the creation of any intervening estate or interest in the Security Property or any part thereof.

(iv)         Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), to the extent that such items now or hereafter exist upon the Security Property, in an amount at least equal to the outstanding principal amount of the Note or $2,000,000, whichever is less.

(v)          If the Security Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement.

(vi)         During any period of repair or restoration, builder’s “all risk” insurance in an amount equal to not less than the full insurable value of the Security Property insuring against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(vii)       If the Security Property is or becomes a legal “non-conforming” use, “Ordinance or Law Coverage” endorsement and insurance coverage to compensate for the cost of demolition, the increased cost of construction and the loss of value on the undamaged portion of the Security Property in an amount equal to the original principal balance of the Loan in amounts as requested by Lender.

(viii)      Such other insurance as may be customary for properties of the same type as the Security Property in the geographic area in which the Security Property is located and as may from time to time be reasonably required by Lender in order to protect its interests.

(c)          All policies of insurance (the “Policies”) required pursuant to this Section: (i) shall be issued by companies approved by Lender and licensed to do business in the state where the Security Property is located, with a claims paying ability rating of “A-” or better by Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc.; (ii) shall name Lender and its successors and/or assigns as their interest may appear as the

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Lender/mortgagee; (iii) shall contain a non-contributory standard mortgagee clause and a lender’s loss payable endorsement or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the Term without cost to Lender; (vi) shall be assigned and the originals delivered to Lender; (vii) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (viii) shall be reasonably satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender in the event that such Insurance Premiums have been paid by Lender pursuant to Section 6 hereof). Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws and changes in prudent customs and practices.

As required pursuant to the Collateral Protection Act, 815 ILCS 180/10(3), Borrower is hereby notified that in the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance at Borrower’s expense to protect Lender’s interests in the Security Property. This insurance may, but need not, protect Borrower’s interests. The coverage Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Security Property. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by the terms of this Mortgage. If Lender purchases insurance for the Security Property as set forth herein, Borrower shall pay all amounts advanced by Lender, together with interest thereon at the Default Interest Rate (as defined in the Note) from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on its own.

4.	Casualty.

(a)          If the Security Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an “Insured Casualty”), Borrower shall give prompt notice thereof to Lender. Following the occurrence of an Insured Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as immediately prior to such damage or destruction, all to be effected in accordance with applicable law. The actual, out-of-pocket expenses incurred by Lender in the adjustment and collection of insurance proceeds

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shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

(b)          In case of loss or damages covered by any of the Policies, the following provisions shall apply:

(i)           In the event of an Insured Casualty that does not exceed the lesser of (a) $2,500,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, Borrower may settle and adjust any claim without the consent of Lender and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for any such insurance proceeds.

(ii)          In the event an Insured Casualty shall exceed the lesser of (a) $2,500,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, then and in that event, Lender may settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender in accordance with the terms of this Security Instrument.

(iii)        In the event of an Insured Casualty where the loss is in an aggregate amount less than thirty percent (30%) of the original principal balance of the Note, and if, in the reasonable judgment of Lender, the Security Property can be restored within nine (9) months of the Insured Casualty and no later than six (6) months prior to the Maturity Date (as defined in the Note) to an economic unit not materially less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was immediately prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any actual, out-of-pocket expenses incurred by Lender) shall be applied towards the cost of restoring, repairing, replacing or rebuilding the Security Property or part thereof subject to the Insured Casualty, in the manner set forth below. Borrower hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

(iv)         Except as provided above in clauses (ii) and (iii) of this Section 4, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Security Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. In the event Lender elects for the proceeds of insurance to be applied to the payment of the Debt,

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Borrower and Other Borrower shall have the right to prepay the entirety of the Debt without any prepayment consideration within fifteen (15) days after Lender provides notice to Borrower of Lender’s election to so apply such proceeds. Notwithstanding the foregoing, in the event of an Insured Casualty, as defined in the Other Mortgage, with respect to the Other Property in which Lender elects for the proceeds of insurance to be applied to pay the entirety of the Other Loan, Borrower shall have the right to prepay the entirety of the Borrower Note without any prepayment consideration within fifteen (15) days after Lender notifies Other Borrower of Lender’s election to so apply such proceeds. In no event shall Borrower have the right to prepay the entirety of the Borrower Note as a result of the application by Lender of insurance proceeds unless the entirety of the Debt pursuant to the terms hereof is simultaneously prepaid in full.

(v)          In the event Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (1) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Lender’s option, assurances reasonably satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and reasonably approved by Lender prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the first fifty percent (50%) of the value of the work performed and ninety-five percent (95%) of the remaining fifty percent (50%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Borrower.

5.            Payment of Taxes, Etc. Subject to Borrower’s contest rights set forth in Section 31 below, Borrower shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Security Property or any part thereof (the “Taxes”) and all ground rents, maintenance charges, other impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Security Property or any part thereof (the “Other Charges”) as the same become due and payable. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Security Property, and shall promptly pay for all utility services provided to the Security

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Property. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid for by Lender pursuant to Section 6 hereof).

6.	Tax and Insurance Impound Fund; Other Reserves.

(a)          Tax and Insurance Impound Fund. Borrower shall pay to Lender on the “Payment Date” (as defined in the Note) in each calendar month one-twelfth of the amount of Taxes and Insurance Premiums that Lender reasonably estimates will be payable during the next ensuing twelve (12) months. Borrower shall also pay to Lender on demand, a sum of money which Lender reasonably estimates, together with such monthly deposits, will be sufficient to make each payment of Taxes and Insurance Premiums at least 30 days prior to the date the same becomes initially due. Funds paid to Lender pursuant to this provision, together with any additions thereto, may be hereinafter called the “Tax and Insurance Impound Fund”. Lender will apply the Tax and Insurance Impound Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3 and 5 hereof. In making any payment relating to the Tax and Insurance Impound Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless with respect to the payment of Taxes and Other Charges, Lender has received from Borrower, not less than thirty (30) days prior to the date on which such Taxes and Other Charges become delinquent and prior to Lender’s payment thereof, notice that Borrower is contesting such Taxes and Other Charges pursuant to, and in accordance with, Section 31 hereof, in which case, provided no Event of Default has occurred and is continuing, Lender shall not pay such Taxes and Other Charges except in accordance with Section 31 hereof or until (a) Lender receives notice from Borrower or the applicable taxing or assessing authority that such contest is resolved, or (b) an Event of Default occurs. If the amount of the Tax and Insurance Impound Fund shall exceed the amounts which Lender reasonably estimates shall be due for Taxes and Insurance Premiums in the following 12 months, Lender shall return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Impound Fund. If at any time Lender reasonably determines that the Tax and Insurance Impound Fund is not or will not be sufficient to pay the Taxes and Insurance Premiums as required herein, Lender may notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be, provided Borrower receives not less than ten (10) days prior written notice of any such increase. No earnings or interest on the Tax and Insurance Impound Fund shall be payable to Borrower. In the event Borrower notifies Lender that it has paid the Taxes to the appropriate public office notwithstanding the funds available in the Tax and Insurance Impound Fund therefor, if Lender so elects at any time thereafter, Borrower shall provide, at Borrower’s expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Lender. If Lender does not so elect, Borrower shall reimburse Lender for the cost of making annual tax searches throughout the Term.

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(b)          Replacement Escrow Fund. At Closing, Borrower and Other Borrower shall reserve from the proceeds of the Loan an aggregate amount equal to $15,548.00; $5,597.28 of which shall be reserved by Borrower and $9,950.72 of which shall be reserved by Other Borrower. Borrower and Other Borrower shall also pay to Lender on the Payment Date in each calendar month an amount equal to $15,548.00 ($5,597.28 of which shall be reserved by Borrower and $9,950.72 of which shall be reserved by Other Borrower) which shall be deposited with and held by Lender in an interest-bearing account for the purposes specified in this Subsection. Funds paid to Lender pursuant to this Subsection, together with any interest thereon and additions thereto, may be referred to herein as the “Replacement Escrow Fund”. Borrower’s and Other Borrower’s obligation to pay the monthly amount for deposit into the Replacement Escrow Fund shall be suspended during any time when the balance in the Replacement Escrow Fund equals or exceeds $554,583.00. At such time as the balance is less than $554,583.00, then Borrower’s and Other Borrower’s obligation to make such monthly payments shall resume, subject to subsequent suspension and resumption in accordance with the foregoing. Borrower and Other Borrower shall utilize funds drawn from the Replacement Escrow Fund for the purchase, replacement and repairs of furnishings, fixtures and equipment required to be made to the Security Property or the Other Property and for any other work reasonably approved by Lender, provided such costs and expenses (i) are not incurred for routine maintenance at the Security Property or the Other Property , (ii) are not for items as to which other Reserves are established hereunder, and (iii) are categorized under generally accepted accounting principles as capital costs and not as operating expense. By means of example and not as a limitation, the Replacement Escrow Fund may be used for the following replacements: roofing, HVAC systems, window systems, flooring, landscaping, paving and appliances. Upon written application of Borrower and Other Borrower, Borrower and Other Borrower shall be entitled to draw upon the Replacement Escrow Fund to pay for costs for which such Reserve has been established after such costs shall have been incurred by Borrower and Other Borrower and invoiced, provided that the Disbursement Conditions shall have been satisfied. It is expressly agreed and understand that the Replacement Escrow Fund referenced in this Mortgage is the very same Replacement Escrow Fund which is identically referenced in the Other Mortgage. The Replacement Escrow Fund in both this Mortgage and the Other Mortgage shall be maintained in the aggregate by Lender with disbursement to Borrower or Other Borrower or otherwise as Lender may elect consistent with the terms and provisions of this Section 6(b) in the corresponding Section 6(b) of the Other Mortgage.

(c)          Leasing Escrow Fund. Borrower and Other Borrower shall pay to Lender on the Payment Date in each calendar month an amount equal to $65,647.00, ($23,632.92 of which shall be paid by Borrower and $42,014.08 of which shall be paid by Other Borrower), which shall be deposited with and held by Lender in an interest-bearing account for the purposes specified in this Subsection. Funds paid to Lender pursuant to this Subsection, together with any interest thereon and additions thereto, may be referred to herein as the “Leasing Escrow Fund”. In addition, Borrower and Other Borrower shall pay to Lender for deposit in the Leasing Escrow Fund all funds received by Borrower or Other Borrower from or on behalf of tenants or lease guarantors in connection with the termination of any Lease, including, but not limited to, any settlement amounts, cancellation fees, penalties, drawings under letters of credit, debits to security deposits, and funds for tenant improvements, leasing commissions or other charges (collectively, “Lease Settlement Payments”). Borrower’s and Other Borrower’s obligation to pay the monthly amount for deposit into the Leasing Escrow Fund shall be suspended during any

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time when the balance in the Leasing Escrow Fund (exclusive of the amount of Lease Settlement Payments in connection with any Lease at the Security Property or the Other Property for less than 3,500 square feet of space that have been deposited therein) equals or exceeds $2,495,625.00. At such time as the balance (exclusive of Lease Settlement Payments in connection with any Lease at the Security Property or the Other Property for less than 3,500 square feet of space) is less than $2,495,625.00, then Borrower’s and Other Borrower’s obligation to make such monthly payments shall resume, subject to subsequent suspension and resumption in accordance with the foregoing. Borrower and Other Borrower shall utilize funds drawn from the Leasing Escrow Fund only for tenant improvement and leasing commission obligations incurred following the date hereof for new Leases entered into by Borrower in accordance with the provisions of Section 8 below and the corresponding Section 8 of the Other Mortgage. Upon written application of Borrower and Other Borrower, Borrower and Other Borrower shall be entitled to draw upon the Leasing Escrow Fund to pay for costs for which such Reserve has been established after such costs shall have been incurred by Borrower or Other Borrower and invoiced, provided that the Disbursement Conditions shall have been satisfied. It is expressly agreed and upon that the Leasing Escrow Fund referenced in this Mortgage is the very same Leasing Escrow Fund which is identically referenced in the Other Mortgage. The Leasing Escrow Fund in both this Mortgage and the Other Mortgage shall be maintained in the aggregate by Lender with disbursement to Borrower or Other Borrower or otherwise as Lender may elect consistent with the terms and provisions of this Section 6(c) in the corresponding Section 6(c) of the Other Mortgage.

(d)          Security Interest. Borrower hereby pledges to Lender and grants to Lender a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Impound Fund, the Replacement Escrow Fund and the Leasing Escrow Fund (each a “Reserve” and collectively “Reserves”) and all proceeds thereof as security for the payment of the Debt and performance of all obligations secured by this Security Instrument. Upon the occurrence and during the continuance of an Event of Default, (i) Lender shall have no obligation to disburse any amounts from any of the Reserves to the Borrower or otherwise, (ii) Lender is hereby authorized and shall be entitled to do any one or more of the following, at Lender’s election (1) continue to hold any moneys in any of the Reserves as security, (2) pay or apply any such moneys for the purposes of the applicable Reserve irrespective of the default, or (3) pay or apply any such moneys against any obligation of Borrower under the Loan Documents (including full or partial payment of the Debt) in any order that Lender may determine in its sole discretion.

(e)          Disbursement Conditions. Where this Security Instrument provides that the “Disbursement Conditions” shall be satisfied, the same are as follows: (i) no Event of Default shall have occurred and continue without cure, (ii) Borrower shall provide to Lender a draw request on Lender’s standard form, together with such documentation and certifications as Lender may reasonably request, (iii) Borrower shall provide Lender with all invoices, receipts, lien waivers and other documentation of lawful and workmanlike progress or completion and lien-free status, all as may be reasonably requested by Lender, (iv) Borrower shall provide Lender such evidence as may be reasonably satisfactory to Lender that, after payment of the requested disbursement, the funds remaining in the applicable Reserve (together with deposits that are required to be made therein, if applicable) shall be sufficient to pay for the remainder of the work for which the Reserve was established, (v) Lender shall have completed such field inspections as it deems necessary, and Borrower shall pay any actual, out-of-pocket costs and

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expenses incurred by Lender in connection with the same, (vi) disbursements from each Reserve shall be requested no more frequently than once each month (except for the Tax and Insurance Impound Fund if Taxes and Insurance Premiums are due in the same month), and in the case of work to be performed and reimbursed pursuant to the Leasing Escrow Fund or the Replacement Escrow Fund, disbursement shall occur only after completion of the work except as provided in subsection 6(h) below, (vii) disbursement shall not be requested in amounts less than $1,000, and (viii) all documents and information provided under this provision shall be in form and substance satisfactory to Lender in its reasonable discretion.

(f)           Partial Disbursements from the Leasing Escrow Fund and the Replacement Escrow Fund. If (1) the cost of a particular item of work to which any such request for disbursement from the Leasing Escrow Fund or the Replacement Escrow Fund (each, a “Work Reserve”) relates shall exceed $150,000 (“Work”), (2) the contractor performing such item of Work requires periodic payments pursuant to the terms of a written contract, and (3) Lender has approved in writing in advance such periodic payments (such approval not to be unreasonably withheld or delayed), a request for disbursement from such Work Reserve may be made after completion of a portion of the Work under such contract, provided (v) such contract requires payment upon completion of such portion of the Work, (w) the materials for which the request is made are on site at the Security Property or the Other Property, as applicable, and are properly secured or have been installed in the Security Property or the Other Property, as applicable, and (x) items (i), (ii), (iii), (iv), (v), (viii) and (ix) of the Disbursement Conditions have been satisfied.

(i)           Each periodic payment disbursement from a Work Reserve, except for a final disbursement, shall be in the amount of actual costs incurred for completed Work, as certified by the Contractor performing such work or, to the extent required by Lender, in its reasonable discretion, an architect selected by Borrower or Other Borrower, as applicable, and reasonably approved by Lender (the “Approved Architect”), less a retainage equal to ten percent (10%) of the first fifty percent (50%) of such costs incurred and five percent (5%) of the remaining fifty percent (50%) of such costs incurred until such portion of the Work applicable to such retainage has been completed. The retainage shall in no event be less than the percentage of such costs that the contract with the relevant contractor or supplier specifies to be retained and advanced as part of the final disbursement. No funds will be advanced for materials stored at any Security Property or the Other Property, as applicable, unless such materials are properly stored and secured at the Security Property or the Other Property, as applicable, in accordance with the Borrower’s and Other Borrower’s customary procedures and sound construction practices as reasonably determined by Lender. The retainage shall not be released until the applicable contractor or the Approved Architect certifies to Lender that the portion of the Work applicable to such retainage has been completed substantially in accordance with the provisions of this Section 6(i) and that all material approvals for that portion of the Work have been obtained from all appropriate governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Work have been paid in full or will be paid in full out of the retainage.

(ii)          The amount of all invoices in connection with the Work with respect to which a periodic payment disbursement from a Work Reserve is requested and which has been approved by Lender shall be disbursed by Lender either directly to Borrower or Other

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Borrower, as applicable (in which event, Borrower or Other Borrower, as applicable, covenants and agrees to promptly pay such invoices) or, if an Event of Default has occurred and is continuing, at Lender’s option and in Lender’s sole and absolute discretion, directly to the contractor, supplier, materialman, mechanic or subcontractor indicated on said invoices unless already paid by Borrower or Other Borrower and Lender has received satisfactory evidence of such payment in which case Lender shall reimburse Borrower or Other Borrower, as applicable. In the event that Borrower or Other Borrower requests that any amounts be disbursed directly to Borrower or Other Borrower pursuant to the foregoing sentence, Borrower or Other Borrower, as applicable, shall be required to deliver evidence reasonably acceptable to Lender of payment of all invoices for which disbursements were previously made to Borrower or Other Borrower, as applicable, as a condition to such requested disbursement.

(iii)         No more than one disbursement will be made by Lender from a Work Reserve in any calendar month. Lender shall not be required to make any periodic payment disbursement from a Work Reserve with respect to the Security Property or the Other Property unless such requested disbursement is in an amount equal to or greater than $10,000 or it is the last disbursement for such Work.

(iv)         In connection with Lender’s advance approval of periodic payments for any partial disbursement from a Work Reserve, Lender reserves the right, at its option and as a condition to any such partial disbursement, to reasonably approve (1) all drawings and plans and specifications, if any, for any Work the anticipated cost of which will exceed $200,000, and (2) all contracts and work orders with materialmen, mechanics, suppliers, subcontractors, contractors and other parties providing labor or materials in connection with any Work the anticipated cost of which will exceed $200,000. Any such approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Lender fails to respond within ten (10) Business Days after Lender receives all information reasonably required to adequately review such drawings, plans and specifications, contracts or work orders.

(v)          In addition to the above conditions, any retainage held by Lender pursuant to Section 6(h)(i) above in connection with any Work for which disbursement from the Leasing Escrow Fund is available shall, at Lender’s option, not be released until Borrower or Other Borrower, as applicable, has delivered to Lender an estoppel certificate or letter executed by the applicable tenant certifying that all applicable Work has been completed (except for minor or insubstantial details of construction that remain to be performed (i.e., so-called “punch list” items)) by Borrower or Other Borrower, as applicable, in accordance with the applicable Lease and that such tenant has accepted the premises covered thereby.

(g)          General Provisions Regarding Reserves. Borrower’s and Other Borrower’s obligations to make deposits into each Reserve are separate from Borrower’s and Other Borrower’s obligations to make deposits into each other Reserve, and from its obligations to pay as and when due all principal, interest, and other amounts evidenced and secured by the Loan Documents. The Reserves shall be held in Lender’s name at one or more financial institutions selected by Lender in its reasonable discretion. Interest earned on each of the Reserves other than the Tax and Insurance Impound Fund shall be added to the applicable Reserve, and may be held, disbursed and applied in the same manner as other moneys in such Reserve; provided, however, by notice to Lender, Borrower and Other Borrower may collectively allocate interest accruals on

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the Leasing Escrow Fund amongst themselves and Lender will report such interest consistent with that designation. Lender shall have no obligation to produce any specific rate of return on any of the Reserves. Provided that Lender shall hold (and invest if applicable) the Reserves in accordance with the customary standards used by holders of such funds in connection with rated debt or rated pools of debt, Lender shall not be responsible for any loss. The Reserves are not and shall not be trust funds. Lender is authorized to commingle moneys held in the Reserves among the Reserves and with other moneys held by Lender. Nothing in this Section 6 shall excuse Borrower’s or Other Borrower’s performance of any obligation set forth elsewhere in this Security Instrument or in the Loan Documents.

7.            Condemnation. Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award (hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as immediately prior to such Condemnation, all to be effected in accordance with applicable law.

(a)          Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment (“Award”) for any taking accomplished through a Condemnation (a “Taking”) and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Security Instrument. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Security Instrument and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to Lender’s actual, out-of-pocket expenses of collecting the Award and to discharge of the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender.

(b)          In the event of any Condemnation where the Award is in an aggregate amount less than the lesser of (i) $900,000.00 or (ii) ten percent (10%) of the then outstanding original principal balance of the Note, and if, in the reasonable judgment of Lender, the Security Property can be restored within nine (9) months of the Condemnation and no later than six (6) months prior to the Maturity Date to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any actual, out-of-pocket expenses incurred by Lender) shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Security Property or part thereof subject to Condemnation, in the manner set forth below. Borrower hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof

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with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof.

(c)          Except as provided above, the Award collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied towards the cost of restoring, repairing, replacing or rebuilding the Security Property or part thereof subject to the Condemnation, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If the Security Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt. In the event Lender elects for the Award to be applied to the payment of the Debt, Borrower and Other Borrower shall have the right to prepay the entirety of the Debt without any prepayment consideration within fifteen (15) days after Lender provides notice to Borrower of Lender’s election to so apply the Award. Notwithstanding the foregoing, in the event of a Condemnation, as defined in the Other Mortgage, with respect to the Other Property in which Lender elects for the Award, as defined in the Other Mortgage, to be applied to pay the entirety of the Other Loan, Borrower shall have the right to prepay the entirety of the Borrower Note without any prepayment consideration within fifteen (15) days after Lender notifies Other Borrower of Lender’s election to so apply such Award. In no event shall Borrower have the right to prepay the entirety of the Borrower Note pursuant to the terms hereof as a result of the application by Lender of a condemnation award unless the entirety of the Debt is simultaneously prepaid in full.

(d)          In the event Borrower is entitled to payment of the Award received by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (1) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding resulting from such condemnation, (2) funds or, at Lender’s option, assurances reasonably satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of the Award to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Lender may reasonably require and approve; and Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and reasonably approved by Lender prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed up to the completion of fifty percent (50%) of the work and thereafter ninety-five percent (95%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in hands of Lender, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the costs of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of the Award

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received by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt.

8.	Leases and Rents.

(a)          Borrower does hereby absolutely and unconditionally assign to Lender, all Borrower’s right, title and interest in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Lender. Borrower agrees to execute and deliver to Lender such additional instruments, in form and substance satisfactory to Lender, as may hereafter be requested by Lender to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Lender grants to Borrower a revocable license to operate and manage the Security Property and to collect the Rents. Borrower shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums. Upon and during the continuance of an Event of Default, without the need for notice or demand, the license granted to Borrower herein shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Security Property. Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Security Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper. Anything to the contrary set forth herein or elsewhere notwithstanding, if Lender shall have required and Borrower shall have executed a Cash Management Agreement in favor of Lender, then, except to the extent that Lender in its sole discretion determines otherwise, (i) the provisions of the Cash Management Agreement shall control over any conflicting provisions of this Section, (ii) the provisions of the Cash Management Agreement which require that Rents shall be delivered or paid directly to a lockbox or similar cash control mechanism shall take priority over any conflicting provisions herein or elsewhere in the Loan Documents, and (iii) the provisions of the Cash Management Agreement which specify the order of application of Rents shall take priority over any conflicting provisions in this Section or elsewhere in the Loan Documents, other than provisions granting to Lender any rights following and during the continuance of a default or an Event of Default.

(b)          All non-residential Leases executed after the date hereof shall provide that they are subordinate to this Security Instrument and that the tenant agrees to attorn to Lender. Unless specifically approved by Lender, none of the Leases shall contain any option to purchase, any right of first refusal to purchase or, with respect to any Major Lease, any right to terminate the lease term (except in the event of the destruction or condemnation of all or substantially all of the Security Property) to the extent such termination right would disqualify such Lease from being a Major Lease. Leases executed after the date hereof shall not contain any provisions which adversely affect the Security Property or have a material adverse effect on the rights of any holder of the Loan without the prior written consent of Lender. Each tenant shall conduct

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business only in that portion of the Security Property covered by its lease. Upon request, Borrower shall furnish Lender with executed copies of all Leases.

(c)          Borrower shall not, without the prior consent of Lender which consent shall not be unreasonably withheld (i) enter into any Lease of all or any part of the Security Property in excess of (x) 90,000 rentable square feet (inclusive of expansion options), or (y) 20,000 rentable square feet (inclusive of expansion options) with a term greater than five (5) years (inclusive of extension options) (a “Major Lease”), (ii) cancel, terminate, abridge or otherwise modify the terms of any Major Lease, or accept a surrender thereof, (iii) consent to any assignment of or subletting under any Major Lease not in accordance with its terms, (iv) cancel, terminate, abridge or otherwise modify any guaranty of any Major Lease or the terms thereof, (v) accept prepayments of installments of Rents for a period of more than one (1) month in advance or (vi) further assign the whole or any part of the Leases or the Rents except to Subordinate Lender pursuant to the Subordinate Loan Documents. If Lender fails to respond to a request for consent hereunder within ten (10) business days of receipt thereof, such consent shall be deemed granted, provided that such request shall have been accompanied by all information reasonably requested by Lender or reasonably necessary for Lender to evaluate such request and shall have clearly stated, in 14 point type or greater, that if Lender fails to respond to such request within ten (10) business days, Lender’s consent shall be deemed to have been granted. Notwithstanding the foregoing, Lender’s consent shall not be required for renewal Leases containing economic terms which are no less favorable than the terms that are existing under the original Lease. In addition, Borrower shall not (A) lease all or any part of the Security Property, (B) cancel, terminate, abridge or otherwise modify the terms of any Lease, or accept a surrender thereof, (C) consent to any assignment of or subletting under any Lease not in accordance with its terms or (D) cancel, terminate, abridge or otherwise modify any guaranty of any Lease or the terms thereof, unless such actions are exercised for a commercially reasonable purpose in arms-length transactions for market rate terms (provided, however, that Borrower may, subject to all other terms of this Mortgage, lease any part of the Security Property to an affiliated entity if such action is exercised for a commercially reasonable purpose and for market rate terms).

(d)          Borrower (i) shall observe and perform in all material respects all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall use commercially reasonable efforts to enforce all the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents other than any such assignment set forth specifically in the Subordinate Loan Documents; (vi) shall deliver to Lender, upon Lender’s reasonable request, tenant estoppel certificates from each commercial tenant at the Security Property in form and substance reasonably satisfactory to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year (except in the event an Event of Default has occurred and remains uncured); and (vii) shall execute and deliver at the reasonable request of Lender all such further assurances, confirmations and assignments in connection with the Security Property as Lender shall from time to time reasonably require.

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(e)          All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any legal requirements, name Lender as payee or Lender thereunder (or at Lender’s option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, if permitted by any applicable legal requirements, turn over to Lender the security deposits with respect to all or any portion of the Security Property, to be held by Lender subject to the terms of the Leases.

9.            Maintenance and Use of Security Property. Borrower shall cause the Security Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment and in connection with the performance of tenant improvements work required under applicable Leases) without the consent of Lender. Borrower shall promptly comply with all laws, orders and ordinances affecting the Security Property, or the use thereof. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Security Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Security Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender. Except as specifically approved by Lender, Borrower shall not (i) change the use of the Security Property, (ii) permit or suffer to occur any waste on or to the Security Property or to any portion thereof or (iii) take any steps whatsoever to convert the Security Property, or any portion thereof, to a condominium or cooperative form of management. Borrower will not install or permit to be installed on the Premises any underground storage tank.

10.	Transfer or Encumbrance of the Security Property.

(a)          Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower in owning and operating properties such as the Security Property in agreeing to make the Loan, and that Lender will continue to rely on Borrower’s ownership of the Security Property as a means of maintaining the value of the Security Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Security Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Security Property. Except as otherwise expressly permitted pursuant to this Section 10 or Section 31, Borrower shall not, without the prior written consent of Lender, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Security Property or any part thereof, or

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permit the Security Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred. During the six month period after Closing, any transfer for which Lender’s consent is required under this Section 10 shall be conditioned upon, among other things requested by lender, written confirmation from Lender that such transfer shall not affect or impair Lender’s underwritten loan to value requirements.

(b)          A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section 10 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Security Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Security Property for other than actual occupancy by a space tenant thereunder; (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iv) if Borrower, Guarantor or any general partner or managing member of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in all instances in one or a series of transactions by which an aggregate of more than 49% of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (v) if Borrower, any Guarantor or any general partner of Borrower or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing member, joint venturer or the transfer, assignment or pledge of any ownership interest of any general partner, managing member or joint venturer in Borrower or the transfer, assignment or pledge of any ownership interest in any general partner, managing member or joint venturer; or (vi) if Borrower or any Guarantor is a limited partnership or limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of any limited partnership interests or non-managing membership interests or the creation or issuance of new limited partnership interests or non-managing membership interests, by which an aggregate of more than 49% of such limited partnership interests or non-managing membership interests are held by, or pledged to, parties who are not currently limited partners or members.

(c)          Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Security Property in violation of this Section 10 without Lender’s consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Security Property in violation of this Section 10 regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Security Property.

(d)          Lender’s consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Security Property shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Security Property made in contravention of this Section shall be null and void and of no force and effect.

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(e)          Borrower agrees to bear and shall pay a non-refundable application fee in the amount of $5,000 and to reimburse Lender on demand for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of attorneys and accountants, fees and expenses of any applicable rating agency, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

(f)           Lender’s consent to the sale or transfer of the Security Property will not be unreasonably withheld or delayed after consideration of all relevant factors, provided that:

(i)           No Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

(ii)          The proposed transferee (“Transferee”) shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender with an organizational structure and documentation reasonably acceptable to Lender;

(iii)        The Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Security Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Transferee without approving the substitution of the property manager);

(iv)         Lender, at its option, shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a requalification, reduction or withdrawal of any current securities rating assigned in a Securitization. The term “Rating Agencies” as used herein shall mean each of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Duff and Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Lender;

(v)          The Transferee shall have executed and delivered to Lender an assumption agreement in form and substance reasonably acceptable to Lender, evidencing such Transferee’s agreement to abide and be bound by the terms of the Note, this Security Instrument and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

(vi)         A party associated with the Transferee approved by Lender in its sole discretion assumes the obligations of the current indemnitor under its guaranty or indemnity agreement and such party associated with the Transferee executes, without any cost or expense to Lender, a new guaranty or indemnity agreement in form and substance reasonably satisfactory to Lender and delivers such legal opinions as Lender may reasonably require;

(vii)       Subject to the provisions of Section 2.04 of the Note, such sale or transfer is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or

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simultaneously with the closing of such sale or transfer and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. Borrower shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such sale or transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale or transfer;

(viii)      Such sale or transfer is not construed so as to relieve any current indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale or transfer, and each such current indemnitor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such sale or transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale or transfer; and

(ix)         Lender shall have received an assumption fee equal to the greater of (i) $15,000.00 or (ii) one-half of one percent (0.5%) of the Debt on the date of such assumption and the payment of, or reimbursement for, all reasonable costs and expenses actually incurred by Lender (including reasonable attorneys’ fees and costs) in connection with such assumption.

(x)          Such sale or transfer shall occur only with the simultaneous sale or transfer of the Other Property to the identical Transferee in accordance with the terms of the Other Mortgage.

(g)	Intentionally deleted.

(h)          Notwithstanding anything to the contrary contained herein, so long as Borrower is Continental Towers Associates III, LLC, a Delaware limited liability company, Borrower is permitted to incur, and shall contemporaneously herewith amend and restate, the subordinate debt outstanding as of the date of this Mortgage (the “Subordinate Debt”) in the amount of $46,701,459.00 from PGRT Equity, LLC, a Delaware limited liability company (the “Subordinate Lender”) a wholly-owned subsidiary of Prime Group Realty, L.P., a Delaware limited partnership, subject to Borrower’s strict compliance with the following requirements:

(i)           The Subordinate Debt shall only be undertaken pursuant to those amended and restated loan documents reasonably acceptable to Lender and executed contemporaneously herewith (the “Subordinate Loan Documents”), which Subordinate Loan Documents shall not be amended or modified in any manner absent obtaining the prior written consent of Lender; provided, however, that upon a transfer of the Security Property from Borrower to a Transferee pursuant to the terms and conditions of Section 10(j) below, Lender shall not unreasonably withhold its consent to non-economic modifications of the Subordinate

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Loan Documents provided that such modifications do not adversely affect the Loan, Borrower, or Security Property in any manner;

(ii)          The Subordinate Debt shall be secured only by a lien on the Security Property and the Other Property, an assignment of leases and rents, and an assignment of Borrower’s rent account, each which shall be expressly subject and subordinate to the lien of this Mortgage; and

(iii)         Subordinate Lender shall not be entitled to exercise any rights or remedies under the Subordinate Loan Documents or otherwise (including, but not limited to foreclosure of the Security Property) without the prior written consent of Lender except in a manner consistent, and in strict accordance, with Section 10(i) below and the Amended and Restated Subordination and Standstill Agreement between Lender and Subordinate Lender dated of even date herewith (the “Subordination and Standstill Agreement”).

(i)           Notwithstanding anything to the contrary contained herein or in the Subordinate Loan Documents, Subordinate Lender shall have the right, to the extent available under the Subordinate Loan Documents, to foreclose the Security Property, or accept a deed in lieu of foreclosure of the Security Property (either such transfer is referred to hereinafter as a “Foreclosure”), only in the event Subordinate Lender obtains Lender’s prior written consent to do so. Lender’s consent to a Foreclosure by Subordinate Lender pursuant to the terms of the Subordinate Loan Documents will not be unreasonably withheld, conditioned or delayed after consideration of all relevant factors, provided that:

(i)           No Event of Default shall have occurred and remain uncured (excluding specifically any default under the Subordinate Loan Documents);

(ii)          The proposed Transferee is Prime (hereinafter defined) or an affiliate of Prime that is directly or indirectly owned and controlled entirely by Prime;

(iii)        The proposed Transferee shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender. Lender acknowledges that Prime meets this requirement as of the date of this Mortgage;

(iv)         The proposed Transferee shall have an organizational structure and documentation reasonably acceptable to Lender;

(v)          The proposed Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Security Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Transferee without approving the substitution of the property manager);

(vi)         Lender, at its option, shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a requalification, reduction or withdrawal of any current securities rating assigned in a Securitization;

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(vii)       The proposed Transferee shall have executed and delivered to Lender an assumption agreement in form and substance reasonably acceptable to Lender, evidencing such Transferee’s agreement to abide and be bound by the terms of the Note, this Security Instrument and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

(viii)      Prime is, and continues upon such transfer to be, an indemnitor under the Guaranty for the benefit of Lender dated as of even date herewith and executes, without any cost or expense to Lender, a new guaranty or indemnity agreement in form and substance satisfactory to Lender and delivers such legal opinions as Lender may reasonably require;

(ix)         Subject to the provisions of Section 2.04 of the Note, such sale or transfer is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale or transfer and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. Borrower shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such sale or transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale or transfer;

(x)          The Foreclosure of the Subordinate Debt shall not occur until the maturity date, or upon a default by Borrower, of the Subordinate Debt;

(xi)         The lien of this Mortgage and all of Lender’s rights and remedies under the Loan Documents shall not be adversely affected in any manner by the Foreclosure, or, if so affected, Borrower and Prime shall execute any and all documentation Lender reasonably deems necessary or appropriate to protect such rights and remedies of Lender;

(xii)       Borrower shall reimburse Lender for all reasonable costs and expenses (including all reasonable attorneys’ fees and costs) actually incurred by Lender in connection with any such transfer;

(xiii)      No action is taken by the Subordinate Lender to force or place Borrower into bankruptcy and the proposed Transferee assumes or satisfies in full all permitted liabilities of Borrower; and

(xiv)      The Foreclosure of the Subordinate Debt shall not occur without the simultaneous transfer of the Other Property to the identical Transferee in accordance with the requirements of the Other Mortgage.

(j)           Notwithstanding anything in this Section 10 to the contrary, without requiring Lender’s consent or the payment of any application, assumption or transfer fees, so long as Borrower is Continental Towers Associates III, LLC, a Delaware limited liability company, (1) Yochanan Danziger shall have the right to transfer (directly or indirectly) the entirety (but expressly not only a portion) of his ownership interest in CTA Member, Inc., a

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Delaware corporation (“CTAM”) and the entirety (but expressly not only a portion) of his non-managing membership interest in CTA General Partner, LLC, a Delaware limited liability company (“CTAGP”) to either (A) Prime Group Realty, L.P., a Delaware limited liability company (“Prime”), (B) an affiliate of Prime that is directly or indirectly owned and controlled entirely by Prime, or (C) an executive officer of Prime; and (2) Richard Heise, Sr. shall have the right to transfer the entirety (but expressly not only a portion) of his membership interest in Continental Towers Associates II, LLC, a Delaware limited liability company, the sole member of Borrower to either (A) Prime or (B) an affiliate of Prime that is directly or indirectly owned and controlled entirely by Prime; each subject to the following conditions precedent:

(i)           No Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

(ii)          Borrower provides to Lender thirty (30) days prior notice of any such transfer;

(iii)        If the proposed Transferee is an entity or person other than Prime, the proposed Transferee shall be reasonably acceptable to Lender, considering all relevant factors;

(iv)         Subject to the provisions of Section 2.04 of the Note, such transfer is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability;

(v)          Such sale or transfer is not construed so as to relieve any current indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale or transfer, and each such current indemnitor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement;

(vi)         Prime is, and continues upon such transfer to be, an indemnitor under the Guaranty for the benefit of Lender dated as of even date herewith; and

(vii)       Borrower shall reimburse Lender for all reasonable costs and expenses (including all reasonable attorneys’ fees and costs) actually incurred by Lender in connection with any such transfer.

(k)          Notwithstanding anything in this Section 10 to the contrary, so long as Prime is the Guarantor, Lender’s consent shall not be required, nor shall the payment of any application, assumption or transfer fees be due, in connection with:

(A)(1)  the transfer of any general partnership interests in Guarantor made to Prime Group Realty Trust, a Maryland Trust (“PGRT”) in connection with the issuance and sale of any equity securities by PGRT; (2) the issuance and exchange of any equity securities of

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PGRT for (x) limited partnership interests in Guarantor or (y) shares of any outstanding class of equity securities of PGRT, or

(B)(1)  the transfer to a Permitted Transferee (as defined below) of all or substantially all of assets of PGRT or Guarantor which results in a change of control of Guarantor or PGRT, or (2) the transfer to a Permitted Transferee of more than 49% of the ownership interests in Guarantor or PGRT, or (3) any merger, consolidation, or other corporate reorganization of Guarantor or PGRT with or into a Permitted Transferee, shall be permitted subject to the following conditions precedent:

(i)	No Event of Default shall have occurred and remain uncured;

(ii)          Borrower provides to Lender thirty (30) days prior notice of any such transfer;

(iii)         Such transfer is not construed so as to relieve Prime or its successor in the case of Section 10(k)(B)(3) above, of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale or transfer, and Prime or its successor in the case of Section 10(k)(B)(3) above, executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement; and

(iv)         Lender shall have received reimbursement for, all reasonable costs and expenses actually incurred by Lender (including reasonable attorneys’ fees and costs) in connection with such transfer.

(l)           For purposes of Section 10(k) above, “Permitted Transferee” shall mean any of the following entities:

(i)           a pension fund, pension trust or pension account that immediately prior to such transfer owns, directly or indirectly, total gross real estate assets of at least the greater of (A) $500,000,000 or (B) an amount equal to the amount of total gross real estate assets of PGRT immediately prior to the proposed transfer to Permitted Transferee;

(ii)          a pension fund advisor who (i) immediately prior to such transfer, controls, directly or indirectly, at least the greater of (A) $500,000,000 of total gross real estate assets or (B) total gross real estate assets equal to the amount of total gross real estate assets of PGRT immediately prior to the proposed transfer to Permitted Transferee, and (ii) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (a) of this definition;

(iii)         an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) which, immediately prior to such transfer, controls, directly or indirectly, total gross real estate assets of at least the greater of (A) $500,000,000 or (B) an amount equal to the amount of gross real estate assets of PGRT immediately prior to the proposed transfer to Permitted Transferee;

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(iv)         a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) which, immediately prior to such transfer, controls, directly or indirectly total gross real estate assets of at least the greater of (A) $500,000,000 or (B) an amount equal to the amount of gross real estate assets of PGRT immediately prior to the proposed transfer to Permitted Transferee;

(v)          any other entity who (i) owns or operates, directly or indirectly, at least five (5) Class A office buildings totaling no less than the greater of (A) 4,000,000 square feet (exclusive of the Security Property) or (B) or the square footage of all such office buildings owned, directly or indirectly, by PGRT immediately prior to the proposed transfer, (ii) has a net worth, determined as of a date no more than six (6) months prior to the date of such transfer, of at least the greater of (A) the net worth of PGRT as of the closing date of the Loan or (B) the net worth of PGRT as of the date which is six (6) months prior to the date of such transfer and (iii) immediately prior to such transfer, controls, directly or indirectly, total gross real estate assets of at least the greater of (A) $500,000,000 or (B) an amount equal to the amount of gross real estate assets owned, directly or indirectly, by PGRT immediately prior to the proposed transfer to Permitted Transferee, provided such entity is reasonably acceptable to Lender based upon, among other things, its credit history and general reputation; or

(vi)         any entity in which more than fifty percent (50%) of the ownership interests are owned directly or indirectly by any of the entities listed in subsections (iii) through (v) of this definition of “Permitted Transferee”, or any combination of more than one such entity, and which is controlled directly or indirectly by such entity or entities;

in each event (i) with respect to which Lender shall have received information satisfactory to it confirming that neither the proposed Permitted Transferee nor any affiliate of the proposed Permitted Transferee (A) is on the OFAC List or would, if such entity assumes the Loan or obtains an interest in Borrower, cause Lender to be in violation of any applicable statute, rule, regulation or other law or (B) has been, within the seven (7) years prior to the proposed Transfer, subject to any material, uncured event of default in connection with a loan financing which resulted in litigation or an acceleration of indebtedness or the subject of any bankruptcy, reorganization or insolvency proceeding, and (ii) with respect to which such entity shall have sufficient experience in the ownership and management of properties similar to the Security Property, as determined by Lender in its reasonable discretion, and Lender shall have been provided with reasonable evidence thereof.

11.          Representations and Covenants Concerning the Borrower and Security Property. Borrower represents, warrants and covenants as follows:

(a)          Organization and Existence. Each Borrower is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware and in all other jurisdictions in which Borrower is transacting business. Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents. Each Borrower and any managing member have delivered to Lender true and correct copies of their organizational documents and there are no other documents or agreements which supplement, amend or otherwise modify such organizational documents.

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(b)          Authorization. Borrower has taken all necessary actions for the authorization of the borrowing on account of the Loan and for the execution and delivery of the Loan Documents, including, without limitation, that those members of Borrower whose approval is required by the terms of Borrower’s organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Borrower’s knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

(c)          Valid Execution and Delivery. All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.

(d)          Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms by Lender and its successors, transferees and assigns, subject only to bankruptcy laws and general principles of equity.

(e)          No Defenses. The Note, this Security Instrument and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Security Instrument or any of the other Loan Documents, or the exercise of any right thereunder, render this Security Instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury. None of Borrower, Guarantor, nor any constituent (irrespective of the number of tiers of ownership) partner, member, manager, shareholder, officer, director or other person related to Borrower (the “Borrower Affiliates”) has any claim or right whatsoever against Lender or any shareholder, director, officer, member, manager, partner, employee, agent or attorney of Lender, and their successors and assigns (the “Lender Parties”), except only for the express contractual obligations of Lender set forth in the Loan Documents which are executed and delivered to become first effective as of this date. Any rights or claims contrary to this provision, whether known or unknown, are hereby expressly waived, including without limitation any such rights or claims arising from any course of dealing, statement, agreement, assurance, or inducement, document or instrument to which Lender or any other Lender Party is a party or otherwise is bound.

(f)           Defense of Usury. Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

(g)          No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by the Borrower will not cause or constitute a default under or conflict with the organizational documents of Borrower, any Guarantor or any general partner or managing member of Borrower or any Guarantor. To the best of Borrower’s knowledge, after due inquiry and investigation, the execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound.

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(h)          Compliance with Applicable Laws and Regulations. To the best of Borrower’s knowledge, after due inquiry and investigation, all of the Improvements and the use of the Security Property comply in all material respects with, and shall remain in compliance in all material respects with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Security Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. To the best of Borrower’s knowledge, after due inquiry and investigation, the Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes. To the best of Borrower’s knowledge, after due inquiry and investigation, there is no evidence of any illegal activities relating to controlled substances on the Security Property. To the best of Borrower’s knowledge, after due inquiry and investigation, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Security Property as an office building have been obtained and are in full force and effect. To the best of Borrower’s knowledge, after due inquiry and investigation, all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

(i)           Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

(j)           No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Security Property, an adverse outcome of which would materially affect the Borrower’s performance under the Note, this Security Instrument or the other Loan Documents.

(k)          Title. Borrower has good and marketable fee simple title to the Security Property, and good title to the Equipment, subject to no liens, charges or encumbrances other than the Permitted Exceptions. The possession of the Security Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Borrower’s knowledge.

(l)           Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of Borrower to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Security Property for the use currently being made thereof, the operation of the Security Property as currently being operated or the value of the Security Property.

(m)         First Lien. Upon the execution by Borrower and the recording of this Security Instrument, and upon the execution and filing of UCC-1 financing statements or amendments thereto, Lender will have a valid first lien on the Security Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Exceptions.

(n)          ERISA. Borrower has made and shall continue to make all required contributions to all employee benefit plans, if any, and Borrower has no knowledge of any

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material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other federal or state law.

(o)          Contingent Liabilities. Borrower has no known material contingent liabilities.

(p)          No Other Obligations. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Security Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Security Property, (b) obligations under this Security Instrument and the other Loan Documents, and (c) obligations under the Subordinate Loan Documents. No member or partner has pledged or otherwise conveyed their respective ownership interests in Borrower as security for any financial obligation of Borrower or such member or partner.

(q)          Fraudulent Conveyance. Borrower (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, including the effect of Section 5 of the Subordination and Standstill Agreement on the Subordinate Lender’s rights under the Subordinate Loan Documents, the fair saleable value of Borrower’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. Giving effect to the Loan contemplated by the Loan Documents, including the effect of Section 5 of the Subordination and Standstill Agreement on the Subordinate Lender’s rights under the Subordinate Loan Documents, The fair saleable value of the Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

(r)           Investment Company Act. Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

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(s)           Access/Utilities. The Security Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Security Property as presently used and enjoyed are located in the public right-of-way abutting the Security Property, and all such utilities are connected so as to serve the Security Property without passing over other property. All roads necessary for the full utilization of the Security Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Security Property.

(t)           Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes.

(u)          Single Tax Lot. Within 90 days after the date of this Mortgage, Borrower shall cause the Premises to consist of a single lot or multiple tax lots; no portion of said tax lot(s) shall cover property other than the Premises or a portion of the Premises and no portion of the Premises lies in any other tax lot. As soon as possible after any Partial Release, Borrower shall cause the Release Lot and the unreleased portion of the Security Property to each be assessed as a separate tax lot with respect to all property taxes and assessments.

(v)          Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Security Property, nor, to the knowledge of the Borrower, are there any contemplated improvements to the Security Property that may result in such special or other assessments.

(w)         Flood Zone. The Security Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

(x)          Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Borrower which has not been disclosed which adversely affects, nor as far as the Borrower can foresee, might adversely affect the business, operations or condition (financial or otherwise) of the representing party.

(y)          Condition of Improvements. The Security Property has not been damaged by fire, water, wind or other cause of loss or any previous damage to the Security Property has been fully restored.

(z)          No Insolvency or Judgment. Neither Borrower nor any member of Borrower, nor any guarantor of the Loan is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Security Property is located or in any other court located in the United States. Giving effect to the Loan contemplated by the Loan Documents, including the effect of Section 5 of the Subordination and

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Standstill Agreement on the Subordinate Lender’s rights under the Subordinate Loan Documents, the Loan will not render the Borrower nor any member of Borrower insolvent. Giving effect to the Loan contemplated by the Loan Documents, including the effect of Section 5 of the Subordination and Standstill Agreement on the Subordinate Lender’s rights under the Subordinate Loan Documents, Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due. As used herein, the term “insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(aa)        No Condemnation. No part of any property subject to this Security Instrument has been taken in condemnation or other like proceeding to an extent which would impair the value of the Security Property, this Security Instrument or the Loan or the usefulness of such property for the purposes contemplated by the loan application and/or the loan commitment relating to the Loan, nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Security Property.

(bb)        No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting the Security Property, whether prior to, equal with or subordinate to the lien of this Security Instrument.

(cc)        No Purchase Options. No tenant, person, party, firm, corporation or other entity has an option to purchase the Security Property, any portion thereof or any interest therein.

(dd)        Leases. The Security Property is not subject to any Leases other than the Leases described in the rent roll delivered to Lender in connection with this Security Instrument. No person has any possessory interest in the Security Property or right to occupy the same except under and pursuant to the provisions of the Leases. As of the date hereof, (i) the Borrower is the owner and holder of the landlord’s interest under each Lease; (ii) there are no prior assignments of any Lease or any portion of Rents which are presently outstanding and have priority over the Assignment of Leases and Rents (the “Assignment of Leases and Rents”), dated the date hereof, given by Borrower to Lender and intended to be duly recorded; (iii) the Leases have not been modified or amended, except as disclosed to Lender in writing on the date hereof; (iv) each Lease is in full force and effect; (v) other than disclosed on Exhibit B attached hereto, neither Borrower nor any tenant under any Lease is in default beyond any applicable cure period under any of the terms, covenants or provisions of the Lease, and Borrower knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease; (vi) to the best of Borrower’s knowledge, there are no offsets or defenses to the payment of any portion of the Rents; and (vii) all Rents due and payable under each Lease have been paid in full and no said Rents have been paid more than one (1) month in advance of the due dates thereof.

(ee)        Boundary Lines. Except as set forth on Lender’s policy of title insurance for the Security Property, all of the Improvements which were included in determining the

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appraised value of the Security Property lie wholly within the boundaries and building restriction lines of the Security Property, and no improvements on adjoining properties encroach upon the Security Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Security Property except those which are insured against by title insurance.

(ff)         Survey. The survey of the Security Property delivered to Lender in connection with this Security Instrument has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Security Property is situated, is certified to the Lender, its successors and assigns and the title insurance company, is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting the Security Property or the title thereto.

(gg)        Forfeiture. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Security Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Security Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Borrower hereby indemnifies Lender and agrees to defend and hold Lender harmless from and against any loss, damage or injury incurred by Lender as a result of any default by Borrower which affords the federal government or any state or local government the right of forfeiture as against the Security Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Borrower or all or any part of the Security Property under any federal or state law for which forfeiture of the Security Property or any part thereof or of any monies paid in performance of Borrower’s obligations under the Loan Documents is a potential result, shall, at the election of Lender, constitute an Event of Default hereunder without notice or opportunity to cure.

(hh)        Adequate Capitalization. Borrower is adequately capitalized and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(ii)          Management Agreement. The Management Agreement dated December 29, 2006 (the “Management Agreement”) between Borrower and PRIME GROUP MANAGEMENT, L.L.C. (“Manager”) pursuant to which Manager operates the Security Property is in full force and effect and there is no default or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Security Instrument and Manager shall attorn to Lender. Borrower shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Security Property with Manager or any other party, except as expressly permitted by the Amended and Restated Assignment and Subordination Management Agreement by and among Borrower, Lender and

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Manager dated as of even date hereof, without the express written consent of Lender, which consent shall not be unreasonably withheld. If at any time Lender consents to the appointment of a new Manager, such new Manager and Borrower shall, as a condition of Lender’s consent, execute a Consent and Agreement of Manager in the form then used by Lender.

(jj)          No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Borrower in connection with the Loan, except for DRAPER AND KRAMER, INC. (“Broker”). Pursuant to a separate agreement between Borrower and Broker, a brokerage commission is due and payable on the date hereof. Borrower shall pay such commission in addition to any sums payable to Lender by Borrower hereunder or under any of the other Loan Documents. In no event shall Lender be responsible for the payment of any such commission. Broker is not a third party beneficiary hereunder and has no right to require that either Borrower or Lender amend this Security Instrument or any of the other Loan Documents in any manner.

(kk)        Subordinate Loan Status. As of the date hereof, (a) the current unpaid balance of the Subordinate Debt is $46,701,459.00, and (b) there are no past due payments under the Subordinate Debt, nor does there exist any breach of any of the terms and provisions of any of the Subordinate Loan Documents.

(ll)          Subordinate Loan Amendments. Except as otherwise expressly provided in Section 10, Borrower shall not consent to any amendment or modification of the Subordinate Loan Documents without the prior written consent of Lender.

12.          Single Purpose Entity/Separateness. Borrower represents, warrants and covenants as of the date of hereof and (except for items (f) and (m), which are representations made only as of the date hereof, and are not continuing covenants) until such time as the Debt is paid in full as follows:

(a)          Borrower does not own and will not own any asset or property other than (i) the Security Property, and (ii) incidental personal property necessary for the ownership or operation of the Security Property.

(b)          Borrower has not engaged in and will not engage in any business other than the ownership, management and operation of the Security Property and Borrower will conduct and operate its business as presently conducted and operated.

(c)          Borrower will not enter into any contract or agreement with any affiliate of the Borrower, any constituent party of Borrower, any guarantor (a “Guarantor”) of the Debt or any part thereof or any affiliate of any constituent party or Guarantor, except the Management Agreement and otherwise except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d)          Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) unsecured trade and operational debt and lease obligations incurred in the ordinary course of business not outstanding for more than sixty (60) days (subject to the

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provisions of Section 31 hereof) with trade creditors and in amounts as are normal and reasonable under the circumstances, but, in no event, to exceed three percent (3%) of original principal balance, (iii) debt incurred in the financing of equipment and other personal property used on the Premises, but, in no event, to exceed $72,000.00, and (iv) the Subordinate Debt. No indebtedness other than the Debt and the Subordinate Debt may be secured (subordinate or pari passu) by the Security Property.

(e)          Borrower has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates.

(f)           After giving effect to the Loan contemplated by the Loan Documents, including the effect of Section 5 of the Subordination and Standstill Agreement on Subordinate Lender’s rights under the Subordinate Loan Documents, Borrower is solvent and reasonably expects to be able to pay its debts from its assets as the same shall become due.

(g)          Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will at all times have provisions in its organizational documents imposing on it substantially the same requirements as are specified in this Section 12, and will not, nor will any partner, member, shareholder, trustee, Lender, or principal amend, modify or otherwise change any provision of such party’s organizational documents which pertains to the subject matter of this Section 12.

(h)          Borrower shall continuously maintain its existence and right to do business in the state where the Security Property is located.

(i)           Borrower will conduct and operate its business as presently conducted and operated.

(j)           Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Borrower will file its own tax returns unless required otherwise by applicable law. Borrower shall maintain its books, records, resolutions and agreements as official records.

(k)          Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any constituent party of Borrower, any Guarantor or any affiliate of any constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate invoices and checks.

(l)           Neither Borrower nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Borrower.

(m)         Borrower has and reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

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(n)          Borrower will not commingle the funds and other assets of Borrower with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party of Guarantor, or any other person.

(o)          Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

(p)          Borrower does not and will not guarantee, become obligated for, or hold itself out to be responsible for the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity.

(q)          Borrower will not permit any affiliate or constituent party (other than Manager) independent access to its bank accounts.

(r)           Borrower shall pay the salaries of its own employees and maintain a sufficient number of employees, if any, in light of its contemplated business operations.

(s)           If Borrower is a limited partnership or a limited liability company, the general partner or managing member (the “SPC Entity”) shall be a limited liability company whose sole asset is its interest in Borrower and the SPC Entity will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 12 as if such representation, warranty or covenant was made directly by such general partner or managing member.

(t)           Borrower shall at all times cause there to be at least one duly appointed member of the board of directors or manager (an “Independent Director”) of the SPC Entity reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, attorney, counsel, partner or employee of, Borrower, Guarantor or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower, Guarantor or any of its shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of Borrower or Guarantor. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

(u)          Borrower shall not cause or permit the managers of the SPC Entity to take any action which, under the terms of any certificate of organization or operating agreement with respect to any membership, requires a vote of the managers of the SPC Entity unless at the time of such action there shall be at least one member or manager who is an Independent Director.

(v)          SPC Entity shall not, without the unanimous consent of its manager (including the Independent Manager), institute proceedings for itself or Borrower to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency

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proceedings against it or Borrower; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or Borrower or a substantial part of its or Borrower’s property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due.

(w)         SPC Entity shall not, without the unanimous consent of its managers (including the Independent Manager), for itself or for Borrower (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other person or entity, nor convey, transfer or lease its or Borrower’s assets substantially as an entirety to any person or entity nor permit any person or entity to consolidate, merge or enter into any form of consolidation with or into itself or Borrower; or (iii) amend any provisions of its or Borrower’s organizational documents containing provisions similar to those contained in this Section 12.

(x)          Borrower shall conduct its business so that the assumptions made with respect to Borrower and its affiliates in the opinions of their legal counsel that have been delivered to Lender in connection with the Loan at all times shall be true and correct in all respects.

13.          Estoppel Certificates and No Default Affidavits. After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; and (vii) reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

14.          Controlling Agreement. It is expressly stipulated and agreed to be the intent of Borrower, and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section 14 (and the similar provision contained in the Note) shall control every other covenant and agreement in this Security Instrument and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to

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comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

15.          Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Security Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Security Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable without any prepayment consideration.

16.          No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Security Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Security Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable without any prepayment consideration.

17.          Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Security Instrument, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

18.	Books and Records.

(a)          The financial statements, rent rolls, operating statements and balance sheets heretofore furnished to Lender are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Borrower and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements. Borrower hereby represents and warrants that no information material to the financial condition of the Borrower, any Guarantor or Security Property has been withheld or otherwise not delivered to Borrower.

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(b)          Borrower will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Security Property and will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, each certified by Borrower as being true and correct: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, the expiration date of each lease, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting income and expenses, and including an itemization of actual (not pro forma) capital and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Security Property during such calendar month, all in form satisfactory to Lender; (iii) a property balance sheet for each such calendar quarter. Until a Securitization has occurred, the Borrower shall furnish monthly each of the items listed in the immediately preceding sentence within twenty (20) days after the end of such month. Within forty-five (45) days following the end of each calendar quarter and within one hundred twenty (120) days following the end of each calendar year, Borrower shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Borrower in such detail as Lender may reasonably request, and setting forth the financial condition and the income and expenses for the Security Property for the immediately preceding calendar year or quarter, as applicable, which statements shall be prepared by Borrower. All information required to be provided herein shall be accompanied by a certificate executed by the chief financial officer of Borrower, the managing member or the general partner of Borrower, as applicable, stating that each such statement or item of information presents fairly the financial condition of the Security Property being reported upon and shall be audited by a “Big Five” accounting firm or other independent certified public accountant acceptable to Lender. Lender acknowledges that the accounting firm of Grant Thornton LLP is an accounting firm acceptable to Lender. Each such quarterly and annual financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied. At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Security Property.

19.          Performance of Other Agreements. Borrower shall observe and perform in all material respects the terms to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Security Property.

20.          Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument or for facilitating the sale of the Loan and the Loan Documents as described herein

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below. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Security Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower will, at the cost of Borrower and without expense to Lender, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of or the Security Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this Section.

21.          Recording of Security Instrument, Etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Security Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Lender in, the Security Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Security Instrument, any mortgage, deed of trust or similar instrument supplemental hereto, any security instrument with respect to the Security Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage, deed of trust or similar instrument supplemental hereto, any security instrument with respect to the Security Property or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Security Instrument.

22.          Reporting Requirements. Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or the death, insolvency or bankruptcy filing of any Guarantor.

23.          Events of Default. The Debt shall become immediately due and payable at the option of Lender upon the happening of any one or more of the following events of default (each an “Event of Default”):

(a)          failure of Borrower to pay (i) any scheduled payment (whether such amount is interest, principal, Reserves, or otherwise) owing to Lender as and when the same is due under the Note (taking into account any applicable grace period expressly set forth in Section 2.01 of the Note), this Security Instrument or any of the other Loan Documents, or (ii) any other amount from time to time owing to Lender under the Note, this Security Instrument or any of the other Loan Documents within five business days following written notice that the same is due;

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(b)          subject to Borrower’s right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable (unless sums equaling the amount of Taxes and Other Charges then due and payable have been delivered to Lender in accordance with Section 6 hereof);

(c)          if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

(d)          if Borrower transfers or encumbers any portion of the Security Property without Lender’s prior written consent, except as may be otherwise permitted under Sections 10 and 31;

(e)          if any representation or warranty of Borrower, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made and Borrower fails to correct such statement, instrument, or document within thirty (30) days after Borrower first becomes aware of the need for such correction;

(f)           if Borrower, any principal, managing member or general partner in Borrower or any Guarantor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;

(g)          if a receiver, liquidator or trustee of Borrower, any principal, managing member or general partner in Borrower or of any Guarantor shall be appointed or if Borrower, any principal, managing member or general partner in Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any principal, managing member or general partner in Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower, any principal, managing member or general partner in Borrower or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any principal, managing member or general partner in Borrower or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h)          if Borrower shall be in default beyond any applicable cure period under any other deed of trust, mortgage or security agreement covering any part of the Security Property whether it be superior or junior in lien to this Security Instrument;

(i)           subject to Borrower’s right to contest as provided herein, if the Security Property becomes subject to any mechanic’s, materialman’s or other lien and such lien is not removed of record or insured over in a manner reasonably acceptable to Lender within thirty (30) days after Borrower becomes aware of the filing or recording of such lien (except a lien for local real estate taxes and assessments not then due and payable);

(j)           if Borrower fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Security Property within thirty (30) days after Borrower first receives notice of any such violations; provided, however, if such default is

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reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower may be permitted up to an additional sixty (60) days to cure such default or such additional time period as may be required by applicable law.

(k)          except as permitted in this Security Instrument, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

(l)           if Borrower shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained in those documents;

(m)         if without Lender’s prior written consent, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, (iv) if there shall be a material default by Borrower under the Management Agreement; or (v) the management of the Security Property is transferred to an entity other than Manager (except as expressly permitted by the Assignment and Subordination of Management Agreement by and among Borrower, Lender, and Manager dated as of even date hereof);

(n)          if Borrower ceases to continuously operate the Security Property or any material portion thereof as an office building for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender); or

(o)          if Borrower fails to cure a default under any other term, covenant or provision of this Security Instrument within thirty (30) days after Borrower first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower may be permitted up to an additional ninety (90) days to cure such default provided that Borrower diligently and continuously pursues such cure.

(p)          The occurrence of any Event of Default pursuant to the Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement (the “Other Mortgage”) dated of even date herewith executed by Other Borrower for the benefit of Lender, which said Other Mortgage amends and restates the Original Mortgage (as defined in Section 65 hereof) relative to the property described on Exhibit C attached hereto and incorporated herein by reference (the “Other Property”).

24.          Late Payment Charge. If any scheduled payment on the Debt is not paid on or before the date on which such payment is due (other than any payment due on the Maturity Date) (taking into account any applicable grace period expressly set forth in Section 2.02 of the Note), or if any other payment secured hereby is not paid within five days following written notice that the same is due, then Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such

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delinquent payment, and such amount shall be secured by this Security Instrument. Borrower recognizes that its default in making, when due, any payment under this Note will require Lender to incur additional expense in servicing and administering the Loan and in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments. Borrower additionally acknowledges that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the late charge plus the accrual of interest at the Default Interest Rate (as defined in the Note) is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Interest Rate following any other Event of Default is a reasonable estimate of the damage to Lender in the event of such other Event of Default, regardless of whether there has been an acceleration of the Loan.

25.          Right To Cure Defaults. Upon the occurrence and during the continuance of any Event of Default or if Borrower fails to make any payment (including, without limitation, any required payments for taxes, insurance or to discharge any liens with respect to the Security Property) or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Security Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Security Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest at the Default Interest Rate (as defined in the Note) for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by this Security Instrument and the other Loan Documents and shall be due and payable to Lender upon demand.

26.	Additional Remedies.

(a)          Upon the occurrence and during the continuance of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Security Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(i)	declare the entire Debt to be immediately due and payable;

(ii)          institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Security Instrument in which case the Security Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iii)        with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien of this Security Instrument for the balance of the Debt not then due;

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(iv)         sell for cash or upon credit the Security Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(v)          institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

(vi)         recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument;

(vii)       apply for the appointment of a trustee, receiver, liquidator or conservator of the Security Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

(viii)      enforce Lender’s interest in the Leases and Rents and enter into or upon the Security Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Security Property and conduct the business thereat; (B) complete any construction on the Security Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Security Property; (D) exercise all rights and powers of Borrower with respect to the Security Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Security Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Security Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(ix)         require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Security Property occupied by Borrower and require Borrower to vacate and surrender possession to Lender of the Security Property or to such receiver and, in default thereof, evict Borrower by summary proceedings or otherwise; or

(x)          pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including without limitation the right to receive and/or establish a lock box for all Rents proceeds from the Intangibles and any other receivables or rights to payments of Borrower relating to the Security Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Security Property, this Security Instrument shall continue as a lien on the remaining portion of the Security Property.

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(b)          The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this Section or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper.

(c)          Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)          Upon the completion of any sale or sales pursuant hereto, Lender, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney of Borrower, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Security Property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

(e)          Upon any sale made under or by virtue of this Section, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Security Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the actual, out-of-pocket expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

(f)           No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Security Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Security Instrument upon the Security Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

(g)          Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(h)          Lender may resort to any remedies and the security given by the Note, this Security Instrument or the Loan Documents in whole or in part, and in such portions and in such

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order as determined by Lender’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Security Instrument or any of the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in the Note, this Security Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Security Instrument or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Borrower, or Borrower’s liability to pay such obligation. No sale of all or any portion of the Security Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Security Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated. All actual, out-of-pocket costs and expenses of Lender in exercising the rights and remedies under this Section 26 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Borrower immediately upon notice from Lender, with interest at the Default Interest Rate for the period after notice from Lender and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Security Instrument.

(i)           The interests and rights of Lender under the Note, this Security Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Security Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

(j)           Upon the occurrence and during the continuance of any breach, default, or Event of Default, Lender shall not be obligated to render any performance to Borrower under the Loan Documents.

(k)          Anything to the contrary herein or elsewhere notwithstanding, except as specifically provided otherwise by law, without the prior written consent of Lender, which may be withheld or conditioned in Lender’s sole and absolute discretion, Borrower shall have no right to cure any Event of Default (and no right to cure shall be implied) and Lender shall have no obligation to accept the cure of, or to waive, any Event of Default, regardless of tender of delinquent payments or other performance by Borrower, or any other event or condition whatsoever. Borrower hereby (i) acknowledges that Lender may refuse (in its sole and absolute discretion for any reason whatsoever) any cure of any Event of Default, and notwithstanding any purported cure of such Event of Default, Lender may exercise any and/or all rights and remedies available to it; and (ii) waives any and all rights to cure any Event of Default.

(l)           In the event there is a foreclosure or comparable sale or sales hereunder and at the time of such sale or sales, Borrower or Borrower’s representatives, successors or assigns, or any other persons claiming any interest in the Security Property by, through or under Borrower (except tenants of space in the Improvements subject to leases entered into prior to the

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date hereof), are occupying or using the Security Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Security Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Security Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Security Property in the appropriate court of the county in which the Premises is located.

27.          Right of Entry. In addition to any other rights or remedies granted under this Security Instrument, Lender and its agents, during the Term, shall have the right to enter and inspect the Security Property upon reasonable prior notice during normal business hours. The cost of such inspections or audits shall be borne by Borrower should Lender determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender. The cost of such inspections, if not paid for by Borrower following demand, may be added to the principal balance of the sums due under the Note and this Security Instrument and shall bear interest thereafter until paid at the Default Interest Rate.

28.	Security Agreement.

(a)          This Security Instrument is both a real property lien instrument and a “security agreement” within the meaning of the Uniform Commercial Code. The Security Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Security Property. Borrower by executing and delivering this Security Instrument has granted and hereby grants to Lender, as security for the Debt, a security interest in the Security Property to the full extent that the Security Property may be subject to the Uniform Commercial Code (said portion of the Security Property so subject to the Uniform Commercial Code being called in this Section the “Collateral”). This Security Instrument covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Security Instrument. The record owner of the Security Property is Borrower.

(b)          If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. After the occurrence, and during the continuance, of an Event of Default, upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all actual out-of-pocket expenses, including attorneys’ fees and disbursements, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral.

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Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Borrower, such Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Lender’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Lender shall deem necessary, and shall pay all actual, out-of-pocket expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower’s obligations under the Note, this Security Instrument and any of the other Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by this Security Instrument.

29.          Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Security Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect their interest in the Security Property. Lender shall, at its option, be subrogated to the lien of any deed of trust, mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

30.         Waiver of Setoff and Counterclaim. All amounts due under this Security Instrument, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Borrower hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Lender is a participant, or arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Debt.

31.          Contest of Certain Claims. Notwithstanding the provisions of Sections 5 and 12(d)(ii) hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic’s or materialman’s lien asserted against the Security Property, or unsecured or operational debt with trade creditors if, and so long as, (a) Borrower shall have notified Lender of same promptly after obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Security Property or any part thereof, to satisfy the same; (c) Borrower shall provide to Lender title insurance over such items in a manner reasonably acceptable to Lender (with respect to Taxes, Other Charges or mechanic’s or materialman’s lien) or shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety reasonably satisfactory to Lender, in an amount equal to 125% of the amount of the Taxes, Other Charges, mechanic’s or materialman’s lien claim, or

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trade creditor claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Security Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges, mechanic’s or materialman’s lien claim, or trade creditor claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Security Property; and (f) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Lender, the Security Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

32.          Recovery of Sums Required to be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

33.          Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Security Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights and periods of redemption from sale under 735 ILCS 5/15-1601(b) or any other applicable law or any other order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Security Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

34.          Hazardous Substances. Borrower hereby represents and warrants to Lender that, to the best of Borrower’s knowledge, after due inquiry and investigation except as disclosed in the environmental report delivered to Lender in connection with the Loan (the “Phase I Report”): (a) the Security Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Resource Conservation and Recovery Act, as amended (“RCRA”), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes and all rules and regulations adopted in respect to

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the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, “Environmental Laws”); (b) the Security Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, “Hazardous Substances”); (c) no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Security Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Security Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Security Property; and (e) no underground storage tanks exist on any of the Security Property. So long as Borrower owns or is in possession of the Security Property, Borrower (i) shall keep or cause the Security Property to be kept free from Hazardous Substances except for those substances used by Borrower or tenants in the ordinary course of their businesses and in compliance with all Environmental Laws, (ii) shall promptly notify Lender if Borrower shall become aware of any Hazardous Substances on or near the Security Property and/or if Borrower shall become aware that the Security Property is in direct or indirect violation of any Environmental Laws and/or if Borrower shall become aware of any condition on or near the Security Property which shall pose a threat to the health, safety or welfare of humans, and (iii) Borrower shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Lender (“Lender’s Consultant”)), promptly after Borrower becomes aware of same, at Borrower’s sole expense. Notwithstanding anything to the contrary in this Section, the Borrower and/or tenants on the Security Property may use and store immaterial amounts of Hazardous Substances at the Security Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Security Property so long as such use and storage (A) does not violate any applicable Environmental Laws and (B) is not the subject of any specific recommendations in the Phase I Report. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Borrower under this Section 34 shall survive any termination, satisfaction, or assignment of this Security Instrument and the exercise by Lender of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Security Property by foreclosure or a conveyance in lieu of foreclosure.

35.          Asbestos. Borrower represents and warrants that, to the best of Borrower’s knowledge, after due inquiry and investigation, no asbestos or any substance or material containing friable asbestos (“Asbestos”) is located on the Security Property except as may have been disclosed in the Phase I Report delivered to Lender in connection with the Loan. Borrower shall not install in the Security Property, nor permit to be installed in the Security Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Lender, at Borrower’s sole expense. Borrower shall in all instances comply with, and ensure compliance by all occupants of the Security Property with, all applicable federal, state and local laws,

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ordinances, rules and regulations with respect to Asbestos, and shall keep the Security Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Borrower receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Security Property, Borrower shall immediately notify Lender. The obligations and liabilities of Borrower under this Section 35 shall survive any termination, satisfaction, or assignment of this Security Instrument and the exercise by Lender of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Security Property by foreclosure or a conveyance in lieu of foreclosure.

36.          Environmental Monitoring. Borrower shall give prompt written notices to Lender of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Security Property, (b) all claims made or threatened by any third party against Borrower or the Security Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Security Property that could cause the Security Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Security Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all attorneys’ fees and disbursements incurred by Lender in connection therewith. Upon Lender’s written request, at any time after the occurrence of or during the continuance of an Event of Default or at such other time Lender has determined (in the exercise of its good faith judgment but in no event more than one (1) time in any consecutive twelve (12) month period absent the occurrence and continuance of an Event of Default) that reasonable cause exists for the performance of an environmental inspection or audit of the Security Property, Borrower shall provide at Borrower’s sole expense, (i) an inspection or audit of the Security Property prepared by a licensed hydrogeologist or licensed environmental engineer reasonably approved by Lender indicating the presence or absence of Hazardous Substances on, in or near the Security Property, and (ii) an inspection or audit of the Security Property prepared by a duly qualified engineering or consulting firm reasonably accepted to Lender, indicating the presence or absence of Asbestos on the Security Property. If Borrower fails to provide such inspection or audit within sixty (60) days after such request Lender may, upon not less than ten (10) days prior written notice to Borrower, order same, and Borrower hereby grants to Lender and its employees and agents access to the Security Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter until paid at the Default Interest Rate. If no Event of Default has occurred and is continuing and Lender requests any such inspection or audit more than one (1) time in any consecutive twelve (12) month period, Lender shall have the right to obtain such additional audit or inspection at Lender’s sole cost and expense. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at Borrower’s expense upon request of Lender. In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law (the “Remedial Work”), Borrower shall commence and thereafter diligently prosecute to completion all such Remedial Work within ninety (90) days after written demand by Lender for performance thereof (or any such shorter period of time as

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may be required under applicable law). All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs and expenses of such Remedial Work shall be paid by Borrower including, without limitation, Lender’s reasonable attorneys’ fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, may be added to the Debt and shall bear interest thereafter until paid at the Default Interest Rate.

37.	Handicapped Access.

(a)          Borrower agrees that the Security Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively “Access Laws”).

(b)          Notwithstanding any provisions set forth herein or in any other document regarding Lender’s approval of alterations of the Security Property, Borrower shall not alter the Security Property in any manner which would increase Borrower’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Lender.

(c)          Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

38.         Indemnification. In addition to any other indemnifications provided herein or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), imposed upon or incurred by or asserted against Lender by reason of (a) ownership of this Security Instrument, the Security Property (prior to the date Lender or its successors or assignees or a purchaser at a foreclosure or a grantee of a deed in lieu of foreclosure takes title to the Security Property by foreclosure, deed in lieu of foreclosure, or otherwise) or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Security Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Security Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Security Instrument; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Security Property or any part thereof; (f) the presence,

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disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Security Property first arising prior to the date Lender or its successors or assignees or a purchaser at a foreclosure or a grantee of a deed in lieu of foreclosure takes title to the Security Property by foreclosure, deed in lieu of foreclosure, or otherwise; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos (prior to the date Lender or its successors or assignees or a purchaser at a foreclosure or a grantee of a deed in lieu of foreclosure takes title to the Security Property by foreclosure, deed in lieu, or otherwise); (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos if and to the extent due to the actions of Lender or its successors or assignees or a purchaser at a foreclosure or a grantee of a deed in lieu of foreclosure or its successors or assigns after a foreclosure, or deed in lieu of a foreclosure; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Security Property to comply with any Access Laws (prior to the date Lender or its successors or assignees or a purchaser at a foreclosure or a grantee of a deed in lieu of foreclosure takes title to the Security Property by foreclosure, deed in lieu of foreclosure, or otherwise); (k) any representation or warranty made in the Note, this Security Instrument or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with the Loan, any Lease or other transaction involving the Security Property or any part thereof under any legal requirement or any liability asserted against Lender with respect thereto relating to events occurring prior to the date Lender or its successors or assignees or a purchaser at a foreclosure or a grantee of a deed in lieu of foreclosure takes title to the Security Property by foreclosure, deed in lieu of foreclosure, or otherwise; and (m) the claims of any lessee of any or any portion of the Security Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease relating to events occurring prior to the date Lender or its successors or assignees or a purchaser at a foreclosure or a grantee of a deed in lieu of foreclosure takes title to the Security Property by foreclosure, deed in lieu of foreclosure, or otherwise. Any amounts payable to Lender by reason of the application of this Section shall be secured by this Security Instrument and shall become immediately due and payable and shall bear interest at the Default Interest Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 38 shall survive and termination, satisfaction, or assignment of this Security Instrument and the exercise by Lender of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Security Property by foreclosure or a conveyance in lieu of foreclosure.

39.          Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished (“Notices”) shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission (other than for notices of default) with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (a)-(c) above, in each case, addressed to the party intended to receive the same at the following address(es):

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Lender:	Wells Fargo Bank, N.A., as trustee for the registered holders of Cobalt CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

c/o CWCapital LLC

One Charles River Place

63 Kendrick Street

Needham, Massachusetts 02494

Attention: Legal Division

Telecopier:	(781) 707-9397
Re:	Continental Towers,

Rolling Meadows, Illinois

with copies to:	Wells Fargo Bank, N.A., as trustee for the registered holders of Cobalt CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

c/o CWCapital LLC

One Charles River Place

63 Kendrick Street

Needham, Massachusetts 02494

Attention: Loan Administration

Telecopier:	(781) 707-9498
Re:	Continental Towers,

Rolling Meadows, Illinois

Borrower:	At the address set forth in the introductory paragraph of this Security Instrument with one notice sent to the attention of Jeffrey Patterson and a second sent to James Hoffman.

with copies to:	Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601-9703

Attention: Christine Graff

Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 39. Notices shall be deemed to have been given on the date they are actually received; provided, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Lender may also be given by the Servicer. Borrower hereby requests that a copy of any Notice of Default or Notice of Sale be mailed to Borrower at the address provided herein.

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40.	Authority.

(a)          Borrower (and the undersigned representative of Borrower, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Security Instrument, and to deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Security Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

(b)          Borrower represents and warrants that Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

41.         Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

42.          Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or any of the other Loan Documents, it has an obligation to act reasonably or promptly, Lender, so long as it has acted in good faith, shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.

43.          Sole Discretion of Lender. Wherever pursuant to this Security Instrument, Lender exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

44.          Non-Waiver. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note, or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Security Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or any of the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its sole discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender

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thereafter to foreclosure this Security Instrument. The rights and remedies of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

45.          No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

46.          Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Lender’s consent to any transfer of the Security Property, this Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

47.          Inapplicable Provisions. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

48.          Headings, Etc. The headings and captions of various provisions of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

49.          Duplicate Originals. This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

50.          Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Security Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument and the Other Mortgage,” the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words “Security Property” shall include any portion of the Security Property and any interest therein and the words “attorneys’ fees” shall include any and all reasonable attorneys’ fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Security Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

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51.          Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Security Property as against the collection of the Debt, or any part hereof.

52.          Assignments. Lender shall have the right to assign or transfer its rights under this Security Instrument without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Security Instrument.

53.         Waiver of Jury Trial. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS SECURITY INSTRUMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

54.          Recourse Provisions. Notwithstanding anything to the contrary contained in this Security Instrument, the liability of Borrower and its officers, directors, general partners, managers, members and principals for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Section 2.04 of the Note.

55.          Acceleration in Case of Insolvency. If Borrower shall voluntarily file a petition under Title 11 of the U.S. Code (the “Act”), as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in any involuntary proceeding admitting insolvency or inability to pay debts, or if Borrower or any Guarantor shall collude with any person or entity to file an involuntary petition under the Act as to which Borrower or any Guarantor is the debtor or as to which any property of any of them is property of the estate therein, or if in the absence of such collusion Borrower shall fail to use its best efforts to obtain vacation of involuntary proceedings brought for the reorganization, dissolution or liquidation of Borrower, then Lender may, at Lender’s option, declare all of the sums secured by this Security Instrument to be immediately due and payable without prior notice, and Lender may invoke any remedies permitted or provided for herein or in any of the Loan Documents or pursuant to applicable law. Any reasonable attorney’s fees and other reasonable out-of-pocket expenses incurred by Lender in connection with Borrower’s or any Guarantor’s bankruptcy or any of the other aforesaid events shall be additional indebtedness of Borrower secured by this Security Instrument.

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56.	[Reserved].
57.	[Reserved].
58.	Miscellaneous.

(a)          Any consent or approval by Lender in any single instance shall not be deemed or construed to be Lender’s consent or approval in any like matter arising at a subsequent date, and the failure of Lender to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Lender be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Lender pursuant hereto shall be narrowly construed to be applicable only to Borrower and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Lender a venturer or partner with Borrower nor shall privity of contract be presumed to have been established with any such third party. If Lender deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Borrower shall reimburse Lender for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

(b)          Borrower covenants and agrees that during the Term, unless Lender shall have previously consented in writing, (a) Borrower will take no action that would cause it to become an “employee benefit plan” as defined in 29 C.F.R. Section 2510.3-101, or “assets of a governmental plan” subject to regulation under the state statutes, and (b) Borrower will not sell, assign or transfer the Security Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Lender its written assumption of the obligations of this covenant. Borrower further covenants and agrees to protect, defend, indemnify and hold Lender harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys’ fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Lender may incur as a result of Borrower’s breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Security Instrument by foreclosure or action in lieu thereof.

(c)          The Loan Documents contain the entire agreement between Borrower and Lender relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

(d)          Borrower acknowledges that, with respect to the Loan, Borrower is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrower or its affiliates. Borrower acknowledges that it

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is represented by competent counsel and has consulted counsel before executing the Loan Documents.

(e)          Borrower covenants and agrees to pay Lender upon receipt of written notice from Lender, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Security Instrument and the other Loan Documents; (ii) Borrower’s performance of and compliance with Borrower’s respective agreements and covenants contained in this Security Instrument and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Lender’s performance and compliance with all agreements and conditions contained in this Security Instrument and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Security Instrument and the other Loan Documents; and (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Security Instrument and the other Loan Documents.

(f)           This Security Instrument shall be governed by and construed in accordance with the laws of the State in which the Premises are located and the applicable laws of the United States of America.

59.          Management of the Security Property. Borrower shall maintain the Management Agreement for the operation of the Security Property in full force and effect and timely perform all of Borrower’s obligations thereunder and enforce performance of all obligations of the Manager thereunder, and not permit the termination or amendment of such Management Agreement unless the prior written consent of Lender is first obtained. Borrower will enter into and cause the Manager (whether such manager is an entity affiliated with Borrower or is a professional property management company) to enter into an assignment and subordination of such Management Agreement in recordable form satisfactory to Lender, assigning and subordinating the Manager’s interest in the Security Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Lender. Upon (a) an Event of Default, or (b) the gross negligence, malfeasance, or willful misconduct of Manager with respect to the management of the Security Property, Borrower at Lender’s request, shall terminate the Management Agreement and replace the Manager with a Manager approved by Lender. Upon the default by Manager under the Management Agreement beyond any applicable cure period thereunder, Lender shall have the right to require the Manager to enter into a sub-management agreement with a Manager approved by Lender (which said agreement shall be acceptable to Lender in its sole discretion) such that the sub-manager shall have all of the rights, obligations and responsibilities of the Manager set forth in the Management Agreement from the effective date of such sub-management agreement until the indebtedness evidenced by the Note is paid in full; at which time the term of said sub-management agreement shall automatically expire. Unless otherwise approved in writing by Lender, at all times while any portion of the Debt is outstanding, Borrower shall cause the Manager of the Security Property and the entity designated as the property manager of the Other Property to be the identical entity.

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60.          Sale of Notes and Securitization. Borrower acknowledges that Lender and its successors and assigns shall have the right to do any and all of the following: (i) sell this Security Instrument, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Security Instrument to one or more investors, (iii) deposit this Security Instrument, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, (iv) otherwise sell the Loan or interest therein to investors, or (v) cause the Note, this Security Instrument and the other Loan Documents to be split into two or more notes, parts or interests, in whatever proportion Lender deems appropriate, which may be in the form of pari passu interests, senior and junior interests, or other interests, and thereafter to sell, assign, participate, syndicate or securitize all or any part of either or both of such severed or split obligations and documents (the transactions referred to in clauses (i) through (v) are hereinafter each referred to as “Secondary Market Transaction” or “Securitization”, and any securities secured by or evidencing ownership interests in the Note and this Security Instrument or otherwise issued in connection with a Secondary Market Transaction may be referred to as “Securities”).

Borrower shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Without limitation, at the request of Lender Borrower shall:

(a)          (i)          provide such financial and other information with respect to the Security Property, the Borrower and the Manager, (ii) provide budgets relating to the Security Property, (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Security Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Secondary Market Transaction and (iii) make such representations and warranties as of the closing date of the Secondary Market Transaction with respect to the Security Property, Borrower, and the Loan Documents as are consistent with those contained herein and are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents (collectively, the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lender and the Rating Agencies;

(b)          at Borrower’s expense (except with respect to Section 60(v) above, which shall be at Lender’s expense), cause counsel to render opinions consistent with those delivered as of the date hereof, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Security Property and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

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(c)          execute such amendments to the Loan Documents and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents and establish and fund such reserve funds (including, without limitation, reserve funds for deferred maintenance and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Secondary Market Transaction. Borrower shall not be required to modify any documents evidencing or securing the Loan so as to modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) the non-recourse provisions of the Loan or (E) any other material economic term of the Loan. However, in the case of split notes, the interest rate and principal amortization may be changed, provided that for the combined obligations taken as an aggregate, the over-all interest rate and amortization of principal shall remain the same; and

(d)          to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transaction.

All reasonable third party costs and expenses incurred by Lender in connection with Borrower’s complying with requests made under Section 60(i) through (iv) shall be paid by the Borrower. All reasonable actual third party costs and expenses incurred by Lender or Borrower in connection with Borrower’s complying with requests made under Section 60(v) shall be paid by the Lender.

In the event that the provisions of this Security Instrument or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the ratings on the Certificates, or, in accordance with the terms of the transaction documents relating to a Secondary Market Transaction, such a rating confirmation is required in order for the consent of the Lender to be given, the Borrower shall pay all of the costs and expenses of the Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

61.	Securitization Indemnification.

(a)          Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Secondary Market Transaction, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Secondary Market Transaction. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, the Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

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62.          Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Security Instrument and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer.

63.          Partial Release. Subject to the provisions of this Section 63, Lender shall release (a “Partial Release”) one or more unimproved portions of the Security Property; the dimensions, location, and configuration of which shall be subject to Lender’s approval, which shall be granted or denied by Lender in Lender’s sole and absolute discretion (the “Release Lot”). Lender shall release the Release Lot upon satisfaction of each and every of the following conditions precedent (singularly and collectively referred to as the “Partial Release Conditions”):

(a)          Any and all sums then due and payable to Lender under the Loan Documents shall be fully paid (including, without limitation, principal and interest under the Note and all sums constituting the Reserves and any other escrow required under the Loan Documents) and no Event of Default (as described in Section 23 hereof) shall exist and be continuing, nor shall Lender have given Borrower notice of any event or condition which, with the passage of time or the giving of notice (or both), could result in an Event of Default if not cured by Borrower.

(b)          At least thirty (30) days prior to the effective date of any proposed Partial Release, Borrower shall prepare and deliver to Lender (at Borrower’s sole cost and expense) a proposed re-plat of the Release Lot and the unreleased portion of the Security Property and a survey plat and field notes for the Release Lot and for the remainder of the Security Property, all prepared by a licensed surveyor or engineer (which surveys and re-plats shall be, in form, consistent with surveys and re-plats for mortgage loans generally acceptable to prudent institutional commercial loan lenders undertaking similar review or exercising reasonable and similar discretion with respect to a property similar in nature and location to the Security Property (“Prudent Lender Standards”)) and shall depict the exact location of the Release Lot relative to the remainder of the Security Property and the location of all applicable title matters.

(c)          Borrower must provide evidence, which would be deemed satisfactory pursuant to Prudent Lender Standards, to Lender of the following matters: (i) that the Release Lot and the balance of the Security Property shall comply with all federal, state and local environmental, land use and zoning laws (including, without limitation, minimum lot size, parking regulations, set-back lines, density requirements, lot coverage ratios, frontage, subdivision, site plan approval and access to a public right-of-way); (ii) that all required notices have been given and consents obtained in connection with the proposed Partial Release, including (without limitation) the consent of any governmental entity and any indemnitor; (iii) that access to the remainder of the Security Property following the Partial Release to any previously dedicated streets and utilities shall not be impaired and that the construction of any future improvements on the Release Lot shall not impair the visibility or use of the remainder of the Security Property; and (iv) that the future uses of the Release Lot will not violate any exclusivity provision in any Lease pertaining to the Security Property nor any covenant, restriction, condition or other title matter then encumbering the Security Property.

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(d)          Lender must have been provided complete information with respect to the proposed parking arrangement for the unreleased portion of the Security Property both immediately following the Partial Release and thereafter, which such proposed parking arrangement must be legally adequate for the remainder of the Security Property, must be deemed satisfactory pursuant to Prudent Lender Standards, and must include, to the extent Lender deems necessary or desirable, (i) a temporary parking arrangement reasonably convenient to the unreleased portion of the Security Property during the pendency of any construction on the Release Lot, (ii) a final parking arrangement after completion of any anticipated Improvements on the Release Lot, (iii) an insurable easement arrangement with respect to both the temporary and permanent parking arrangement, which parking facility will be without cost or expense to the owner of the unreleased portion of the Security Property, and (iv) a new loan policy of title insurance (or an endorsement to the existing loan policy of title insurance) providing title coverage to Lender with respect to such easement estate without exception and without any exception for liens.

(e)          Prior to the effective date of the proposed Partial Release, and to the extent Lender deems necessary or desirable, Borrower shall encumber the Release Lot with a recorded development or similar agreement (which must be deemed satisfactory pursuant to Prudent Lender Standards) covering such matters as mutual parking and access, maintenance, shared utilities, drainage and other similar issues and containing appropriate restrictions on the type, construction, location, height and use of any improvements then existing or thereafter to be constructed on the Release Lot.

(f)           Lender shall have received evidence in writing from the Rating Agency to the effect that the proposed Partial Release will not result in a requalification, reduction, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (hereinafter defined) or, if no such rating has been issued such Partial Release shall not have an adverse affect on the level of rating attainable in connection with the Loan.

(g)          The Release Lot shall be conveyed, contemporaneously with the Partial Release, such that Borrower shall continue to satisfy each of the requirements described in Section 12 hereof following such Partial Release. Without limiting the generality of the foregoing, Borrower acknowledges and agrees that, after the provision of the Partial Release, Borrower shall own no other asset other than the Security Property (excluding the Release Lot) but including the new easement rights to be provided to Borrower as described in this Section 63.

(h)          No proposed Partial Release shall (i) deny any unreleased portion of the Security Property reasonable access to public streets, roads or utilities, (ii) unreasonably divide any portion or tract of the remainder of the Security Property into strips or parcels, or (iii) otherwise negatively impact in any manner whatsoever (whether due to the configuration of the Release Lot, any proposed Improvements thereof or otherwise) the remainder of the Security Property.

(i)           Borrower shall submit a prepared partial release instrument (the “Partial Release Instrument”), which must be deemed satisfactory pursuant to Prudent Lender Standards, and any information necessary for Lender to process the Partial Release Instrument,

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including a lot and block or metes and bounds description of the Release Lot, the name and address of the title insurance company to whose attention the Partial Release Instrument should be directed, numbers that reference the Partial Release Instrument (i.e., tax parcel numbers, title company order numbers, release numbers, etc.), the date when the Partial Release is to become effective, the name and address of the prospective purchaser of the Release Lot and such other documents and information as Lender may reasonably request in order to process the Partial Release Instrument. The Partial Release Instrument shall be delivered, in escrow, by Lender to the title company so designated, to be held, released, delivered and recorded in accordance with Lender’s escrow instructions requiring the satisfaction of all Partial Release Conditions. In no event shall the execution and delivery of a Partial Release Instrument affect any of Lender’s obligations under this Mortgage or the other Loan Documents.

(j)           Borrower shall deliver to Lender (i) an endorsement to Lender’s policy of title insurance for the Security Property bringing the date of such policy to the date of the Partial Release and evidencing the continued first lien priority of the Mortgage (and with no such additional title matters) subject, however, to the Partial Release and additional easement coverage described hereinabove, or (ii) a new policy of title insurance, other endorsements or other information as Lender may require.

(k)          Borrower shall deliver to Lender a written agreement, in form and substance acceptable to Lender, providing that in the event any affiliate of Borrower owns or manages the Release Lot, Borrower shall agree, and shall cause such affiliate to agree, not to offer to any existing tenant at the Security Property any incentives or discounts of any type not offered to all other potential tenants to entice or otherwise encourage any such tenant to terminate its lease at the Security Property and lease space at the Release Lot. Said written agreement shall be delivered, in escrow, by Lender to the title company so designated, to be held, released, delivered and recorded in accordance with Lender’s escrow instructions requiring the satisfaction of all Partial Release Conditions.

(l)           All reasonable costs and expenses actually incurred by Lender (and any servicer of the Loan) in connection with the completion (and verification of completion) of all Partial Release Conditions, payment of all required fees of any Rating Agency and relative to the review, approval and execution of any Partial Release, shall be paid by Borrower prior to and as a condition of the execution of any Partial Release Instrument, including (but not limited to) reasonable attorneys’ fees, all costs and expenses of Lender (and any servicer of the Loan) incurred in connection with obtaining any engineering reports, opinions and consents, Rating Agency letters and any endorsement to Lender’s policy of title insurance. All recording fees and taxes are to be paid by Borrower.

(m)         The satisfaction of such other conditions precedent to satisfy Prudent Lender Standards, including but not limited to obtaining (i) an updated appraisal acceptable to Lender of each proposed Release Lot and of the remainder of the Security Property and (ii) a tax opinion from Borrower’s counsel, in form and substance acceptable to Lender, opining that the proposed Partial Release will not violate any REMIC rules, regulations, or requirements from a tax perspective.

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(n)          In no event shall the fair market value, as determined by an updated appraisal acceptable to Lender, of all of the Release Lots, in the aggregate, equal or exceed ten percent (10%) of the fair market value of the Security Property as of the date of the proposed Partial Release.

64.          Survival. All representations and warranties made by Borrower herein shall survive the execution hereof.

65.          Amendment and Restatement. This Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement, together with the Other Mortgage, shall amend and restate, but shall not replace, the Mortgage, Security Agreement and Fixture Financing Statement executed by Borrower and Other Borrower for the benefit of CWCapital LLC, a Massachusetts limited liability company (“CWC”), dated November 21, 2006 and recorded at Document Number 0633134007 in the Cook County, Illinois Recorder’s Office (the “Original Mortgage”). CWC assigned the entirety of its interest in the Original Mortgage to Lender pursuant to the Assignment of Mortgage, Security Agreement and Fixture Financing Statement dated as of December 21, 2006 and executed by CWC for the benefit of Lender. CWC also assigned the entirety of its interest in the other Loan Documents to Lender as of December 21, 2006. All terms, conditions and obligations of the Original Mortgage shall remain in full force and effect as assigned to Lender and as restated herein and in the Other Mortgage and amended hereby and by the Other Mortgage, and all rights and remedies provided for therein shall be preserved to the Lender. Nothing contained herein or done pursuant hereto shall affect or be construed to affect the priority of the lien or security interest created by the Original Mortgage over the priority of other liens, charges, encumbrances or other security interests. Borrower does hereby confirm, ratify and reaffirm the obligations contained in the Original Mortgage, as assigned to Lender and as amended and restated hereby and by the Other Mortgage. This Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement is an amendment and restatement only and not a novation; and except as herein provided and in the Other Mortgage, all of the terms and conditions of the Original Mortgage shall remain in full force and effect until payment of the Debt in full.

PART II

STATE SPECIFIC PROVISIONS

66.          Business Loan. Borrower certifies and agrees that the proceeds of the loans secured by this Mortgage will be held for the purposes specified in Section 4 of the Illinois Interest Act (815 ILCS 205/1 et seq.), and that the principal obligation secured hereby constitutes a “business loan” within the definition and purview of said Section.

67.          Not Residential or Agricultural Real Estate. Borrower hereby acknowledges that the Premises does not constitute agricultural real estate or residential real estate, as such terms are defined in the Act.

68.          Mortgagee Receives Benefit of Act. Lender shall have the benefit of all of the provisions of the Illinois Mortgage Foreclosure Act, 735 ILCS 5/15-1101 et seq. (the “Act”), including all amendments thereto which may become effective from time to time after the date

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hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Lender shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference.

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IN WITNESS WHEREOF, Borrower has executed this Security Instrument the day and year first above written.

CONTINENTAL TOWERS ASSOCIATES III, LLC, a Delaware limited liability company

By:   CONTINENTAL TOWERS ASSOCIATES II, LLC, a Delaware limited liability company, its sole member

By:   CTA GENERAL PARTNER, LLC,
a Delaware limited liability company,
its managing member

By:   CTA MEMBER, INC.,
a Delaware corporation,
its managing member

By: [s] Paul G. Del Vecchio

Name: Yochanan Danziger, by
Paul G. Del Vecchio,
Attorney-In-Fact

Title:   President

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STATE OF ILLINOIS	§
§
COUNTY OF COOK	§

This instrument was ACKNOWLEDGED before me on December 28, 2006, by PAUL G. DEL VECCHIO, Attorney-In-Fact for YOCHANAN DANZIGER, the President of CTA MEMBER, INC., a Delaware corporation, as managing member of CTA GENERAL PARTNER, LLC, a Delaware limited liability company, as the managing member of CONTINENTAL TOWERS ASSOCIATES II, LLC, a Delaware limited liability company, as the sole member of CONTINENTAL TOWERS ASSOCIATES III, LLC, a Delaware limited liability company, on behalf of said limited liability company.

[S E A L]	[s] Joella Malone
Notary Public, State of Illinois

My Commission Expires:

Joella Malone
07/10/09	Printed Name of Notary Public

Attachments

Exhibit A	Legal Description
Exhibit B	Lease Defaults
Exhibit C	Legal Description of Other Property

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EXHIBIT A

LEGAL DESCRIPTION

[Intentionally omitted]

EXHIBIT A, Legal Description – Solo Page

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EXHIBIT B

LEASE DEFAULTS

None.

EXHIBIT B, Required Repairs – Solo Page

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EXHIBIT C

OTHER PROPERTY

[Intentionally omitted]

EXHIBIT C, Other Property – Solo Page

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